Exhibit 1.1

DEALER AGREEMENT

Hydro One Inc.

483 Bay Street

15th Floor, North Tower

Toronto, Ontario

M5G 2P5

Ladies and Gentlemen:

We understand that Hydro One Inc. (the “Corporation”) proposes to issue and sell in all the provinces of Canada (the “Jurisdictions”), from time to time, unsecured medium term notes with maturities of not less than one year, as described in the English and French language versions of the Corporation’s Canadian final short form base shelf prospectus dated September 4, 2013 (the “Notes”) as amended by any Canadian Prospectus Amendment(s) (as defined below) and as supplemented by any Canadian Prospectus Supplement(s) (as defined below) and any Canadian Pricing Supplement (as defined below), in each case to be prepared and filed in the Jurisdictions.

We further understand that the Corporation proposes to offer and sell the Notes in the United States, from time to time, to the extent provided herein. The Notes may either be offered or sold in the United States pursuant to (i) an effective registration statement on Form F-10 under the Multijurisdictional Disclosure System (“MJDS”) (including any post-effective amendments thereto as well as all exhibits thereto and documents incorporated by reference therein, the “Registration Statement”) filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “1933 Act”) or (ii) Rule 144A under the 1933 Act (“Rule 144A”), if available.

The Notes may also be offered and sold in jurisdictions other than the Jurisdictions and the United States with the prior consent of the Corporation, subject to compliance by the Dealers with all applicable laws of such other jurisdictions.

In this agreement (the “Agreement”) the term “Distribution” means “distribution” or “distribution to the public” as those terms are defined in applicable securities legislation of the Jurisdictions; the term “Canadian Base Prospectus” means the aforementioned Canadian final short form base shelf prospectus including any documents or information incorporated therein by reference from time to time, including without limitation, any “marketing materials” as defined under applicable Canadian provincial securities laws, incorporated or deemed to be incorporated by reference in the Canadian Prospectus (as defined below) for an offering of a Tranche (as defined below) of Notes; the term “Canadian Prospectus” means in respect of an offering of a Tranche (as defined below) of Notes, the Canadian Base Prospectus, as then amended by any Canadian Prospectus Amendment(s) (as defined below) and then supplemented by any Canadian Prospectus Supplement(s) (as defined below) and any Canadian Pricing Supplement (as defined below); the term “Canadian Prospectus Amendment” means any amendment of the Canadian Base Prospectus prepared and filed with the Canadian Securities Administrators and includes an amendment by way of a material change report as contemplated by National Instrument 44-102 “Shelf Distributions” of the Canadian Securities Administrators or any successor instrument, rule or policy (“National Instrument 44-102”); the term “Canadian Prospectus Supplement” means any prospectus supplement, other than a Canadian Pricing Supplement, to the Canadian Base Prospectus prepared and filed with the Canadian Securities Administrators and, for greater certainty, also includes a draft or preliminary form of such prospectus supplement; the term “Canadian Pricing Supplement” means any pricing supplement to the Canadian Base Prospectus prepared in connection with the issuance, Distribution, offering or sale of the Notes setting out the aggregate principal amount, interest rate(s), maturity date(s) and other terms of a particular offering of a series of the Notes (a “Tranche”) and, for greater certainty, also includes a draft or preliminary form of such pricing supplement (in each case in both the English and French languages unless the context otherwise requires); the term “U.S. Base Prospectus” means a version of the Canadian Base Prospectus prepared for use in the United States in connection with the Registration Statement containing such additions, deletions or other changes to the Canadian Base Prospectus as may be permitted or required by the instructions to Form F-10 (the Canadian Base Prospectus and U.S. Base Prospectus are herein together defined as the “Base Prospectuses”); the term “U.S. Prospectus” means, in respect of an offering of a Tranche of Notes, a version of the Canadian Prospectus prepared for use in the United States in respect of such Tranche and in connection with the Registration Statement containing such additions, deletions or other changes to such Canadian Prospectus as may be permitted or required by the instructions to Form F-10 (the Canadian Prospectus and U.S. Prospectus are herein together defined as the “Prospectuses”); the term “U.S. Prospectus Amendment” means a version of the Canadian Prospectus Amendment containing such additions, deletions or other changes to the Canadian Prospectus Amendment as may be permitted or required by the instructions to Form F-10 (the Canadian Prospectus Amendment and U.S. Prospectus Amendment are herein together defined as the “Prospectus Amendments”); the term “U.S. Prospectus Supplement” means a version of the Canadian Prospectus Supplement containing such additions, deletions or other changes to the Canadian Prospectus Supplement as may be permitted or required by the instructions to Form F-10 (the Canadian Prospectus Supplement and U.S. Prospectus Supplement are herein together defined as the “Prospectus Supplements”); the term “U.S. Pricing Supplement” means a version of the Canadian Pricing Supplement containing such additions, deletions or other changes to the Canadian Pricing Supplement as may be permitted or required by the instructions to Form F-10 (the Canadian Pricing Supplement and U.S. Pricing Supplement are herein together defined as the “Pricing Supplements”); the term “Time of Sale” means, with respect to any Tranche of the Notes, the time when sales of any Notes forming part of that Tranche are first made to any investors in the United States; and the term “Time of Sale Information” means, with respect to any Tranche of the Notes, the U.S. Prospectus in the form delivered to investors in the United States at or prior to the Time of Sale, together with any Issuer Free Writing Prospectus (as defined in Section 7.3(j) below) prepared by or authorized for use by the Corporation and any other written or oral communication by the Dealers (or their U.S. Affiliates (as defined below)) to prospective investors in the United States of the same information that is ultimately contained in the final version of the U.S. Prospectus Supplement or U.S. Pricing Supplement, as applicable, in respect of such Tranche of Notes.

The Notes will be issued pursuant to a trust indenture dated as of June 4, 2001 made between Hydro One Inc. and Computershare Trust Company of Canada as trustee, registrar and transfer agent (such trust indenture, including any applicable supplemental trust indentures thereto, the “Trust Indenture”). To the extent necessary in connection with offers and sales of the Notes in the United States, a U.S. affiliate of Computershare Trust Company of Canada may also be a party to the Trust Indenture, acting in the capacity of co-transfer agent, but not as a co-trustee.

Subject to the terms and conditions contained in this Agreement, the Corporation hereby appoints, severally, BMO Nesbitt Burns Inc., Casgrain & Company Limited, CIBC World Markets Inc., Desjardins Securities Inc., HSBC Securities (Canada) Inc., Laurentian Bank Securities Inc., National Bank Financial Inc., RBC Dominion Securities Inc., Scotia Capital Inc. and TD Securities Inc. (collectively, the “Dealers” or individually a “Dealer”), as its non-exclusive agents in the Jurisdictions to solicit, from time to time, offers to purchase Notes, and to offer and sell the Notes in the Jurisdictions either directly or through other investment dealers approved in writing by the Corporation (such other investment dealers, in any of the Jurisdictions, the United States or elsewhere, referred to herein as the “Selling Firms”) and the Dealers hereby severally accept such appointment. The Corporation also hereby appoints, subject to the terms and conditions contained in this Agreement, severally, the Dealers as its non-exclusive agents in the United States to solicit, from time to time, offers to purchase Notes, and to offer and sell the Notes in the United States, either directly (to the extent permitted) in accordance with Rule 15a-6 under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), through their respective U.S. registered broker-dealer affiliates (the “U.S. Affiliates”) or through Selling Firms approved in writing by the Corporation, and the Dealers hereby severally accept such appointment. The Corporation also hereby appoints, subject to the terms and conditions contained in this Agreement, severally, the Dealers as its non-exclusive agents to solicit, from time to time, offers to purchase Notes, and to offer and sell the Notes outside the Jurisdictions and the United States (to the extent the Corporation has consented to offers and sales being made in such jurisdictions) either directly (to the extent permitted), through their respective affiliates outside the Jurisdictions and the United States (the “Foreign Affiliates”) or through Selling Firms approved in writing by the Corporation, and the Dealers hereby severally accept such appointment. These agency sales will be subject to acceptance by the Corporation of all offers to purchase Notes and to the requirements of any applicable securities or other laws. A Dealer, either alone or together with one or more of the other Dealers, may, from time to time, purchase, as principal for resale to the public, Notes from the Corporation at such prices and at such commissions, if any (up to a maximum aggregate commission of 1.5% of the principal amount of the Notes sold), as may from time to time be agreed upon between the Corporation and the Dealer or Dealers. The Corporation may also offer the Notes, from time to time, directly to the public at such prices and upon such terms as may be agreed to by the Corporation and the purchaser of the Notes, provided that the Corporation may not so offer Notes: (i) on a date the Corporation requests Dealers to solicit offers to purchase Notes; or (ii) during a period commencing on the date on which a Dealer, either alone or together with one or more of the other Dealers, has agreed to purchase Notes as principal for resale and ending, unless otherwise agreed with such Dealer or Dealers, on the earlier of ten (10) business days in Toronto, Ontario (“Business Days”) thereafter or the date the Dealers have completed distribution of such purchased Notes as so determined by the Dealers, acting reasonably. No commission shall be payable to the Dealers for sales made directly by the Corporation. The Corporation may appoint additional or alternate dealers hereunder by delivering to the then existing Dealer or Dealers a copy of this Agreement signed by each such additional dealer, and a copy of a Canadian Prospectus Amendment signed by the additional dealers (together with the related U.S. Prospectus Amendment), whereupon such additional dealer shall become one of the Dealers hereunder.

For each Note sold under this Agreement by one or more of the Dealers acting as agent or agents of the Corporation, the Corporation will pay to such Dealer or to such Dealers collectively a commission as determined in accordance with Exhibit A or such other commissions as the Corporation and the Dealer or Dealers may determine from time to time. The aforesaid commission in respect of any particular Note will be payable in the same currency as the principal of the Note.

For a Tranche of Notes for which a New York Stock Exchange listing is contemplated, the Corporation shall appoint one or more lead Dealers (the “Lead Dealer(s)”) from among the Dealers to act on their behalf and to assist with such listing. The Corporation may, in its sole discretion, apply to list for trading on the New York Stock Exchange any Tranche of Notes that is to be offered and sold in the United States pursuant to the Registration Statement, following consultation with the Lead Dealer(s) for the specific Tranche of Notes to be so listed, and each of the Lead Dealer(s) participating in the offering of the specific Tranche of Notes to be so listed (together with any of the other Dealers participating in the offering of the specific Tranche of Notes, as selected by the Corporation) will use its commercially reasonable efforts to cause its U.S. Affiliate to provide such assistance that the Corporation may reasonably request in connection with obtaining such listing.

TERMS AND CONDITIONS

1.	Attributes of Notes

The Notes to be offered and sold in each Tranche shall have the attributes and characteristics in all material respects as described in the Base Prospectuses as amended by any Prospectus Amendment(s) and supplemented by any Prospectus Supplement(s) and any Pricing Supplement(s) from time to time. The Notes will be in the form agreed to from time to time by the Corporation and the Dealer(s) participating in the offering of the particular Tranche of Notes, or where no Dealer is involved in the sale of a Note in a form determined by the Corporation. Subject to the foregoing, all terms and conditions of each Note issued by the Corporation from time to time will be determined by the Corporation in its sole discretion. Such terms and conditions shall include, without limiting the generality of the foregoing, the maturities of the Notes (having a term to maturity of not less than one year), the fixed or floating interest rate and interest payment dates for the Notes, the issue price of the Notes (at par, at a premium or at a discount), the redemption or repayment provisions of the Notes, the entitlement of the holder to exchange or convert the Notes into other debt instruments of the Corporation or to extend or to retract the maturity date of the Notes and the denominations of the Notes in Canadian currency or in other currencies at the time of issue.

2.	Filing of Documents for Continuous Offering of Notes

The Corporation will as soon as possible fulfil and will continue to fulfil during the term of this Agreement, to the satisfaction of Blake, Cassels & Graydon LLP in respect of Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP in respect of United States legal matters, or such other counsel acceptable to the Dealers and the Corporation (collectively, the “Dealers’ Counsel”), acting reasonably, all legal requirements: (i) to be fulfilled by the Corporation (including, from time to time, such filings, proceedings and legal requirements as are set forth in National Instrument 44-102) to enable the Notes to be continuously offered for sale and sold to the public in the Jurisdictions in compliance with National Instrument 44-102 and other applicable securities laws of each of the Jurisdictions by or through investment dealers and brokers who comply with the applicable securities laws of the Jurisdictions; and (ii) to be fulfilled by the Corporation to enable the Notes to be continuously offered for sale and sold to the public in the United States pursuant to the Registration Statement through the Dealers (to the extent permitted by Rule 15a-6 under the 1934 Act), the U.S. Affiliates and other U.S. registered broker-dealers.

3.	Distribution of Notes

The Dealers shall, from time to time, solicit offers to purchase the Notes from, and sell the Notes to, members of the public in the Jurisdictions and elsewhere outside the United States (to the extent the Corporation has consented to offers and sales being made in such jurisdictions), directly or through the Selling Firms or the Foreign Affiliates, as applicable, only as permitted by and in compliance with the applicable securities laws, including without limitation, as applicable, the procedures set forth in National Policy 11-201 “Electronic Delivery of Documents” and National Policy 47-201 “Trading Securities Using the Internet and Other Electronic Means”, upon the terms and conditions set forth in the Canadian Base Prospectus as amended by any Canadian Prospectus Amendment(s) and supplemented by any Canadian Prospectus Supplement(s) and any Canadian Pricing Supplement(s) and in this Agreement. The Dealers will not solicit offers to purchase or sell the Notes so as to require registration thereof or filing of a prospectus, registration statement or other notice or document with respect thereto under the laws of any jurisdiction other than the Jurisdictions and to the extent specified in this Agreement, the United States; and will require each Selling Firm and each Foreign Affiliate, as applicable, to agree with the Dealers participating in the offering of a specific Tranche of Notes not to so solicit or sell, which agreements will be held in trust by such Dealers for the benefit of the Dealers and the Corporation. For purposes of this paragraph 3, the Dealers shall be entitled to assume that the Notes are qualified for Distribution in any Jurisdiction in which or on behalf of which a receipt or similar document for the Canadian Base Prospectus shall have been issued or deemed issued by the applicable securities regulatory authority. The Dealers shall, as soon as practicable following a request for the same made by the Corporation to the Dealers, provide the Corporation with a comprehensive breakdown of the Notes distributed by the Dealers collectively, both through agency sales and principal sales (separately enumerated), in each of the Jurisdictions where such breakdown is required for the purpose of calculating fees payable by the Corporation to securities regulatory authorities.

In order to ensure compliance with the requirements of the 1933 Act with respect to offers and sales of any particular Tranche of Notes outside the United States (the “Non-U.S. Offering Portion”), the Dealers covenant and agree that all offers and sales of any Tranche of the Notes may only be made in the Jurisdictions and elsewhere outside the United States (to the extent the Corporation has consented to offers and sales being made in such jurisdictions) if either:

(a)	the Non-U.S. Offering Portion of the Notes of that Tranche has been registered pursuant to the Registration Statement (a “Registered Non-U.S. Offering”), is covered by the registration fees paid by the Corporation to the SEC in respect of the Registration Statement, and is being offered and sold in Canada and elsewhere outside the United States (to the extent the Corporation has consented to offers and sales being made in such jurisdictions) as registered securities for the purposes of the 1933 Act; or

(b)	the Non-U.S. Offering Portion of the Notes is offered and sold outside the United States (an “Unregistered Non-U.S. Offering”) in accordance with Category 1 of Rule 903 of Regulation S under the 1933 Act (“Regulation S”), meaning that:

(A)	there are no “directed selling efforts” within the meaning of Regulation S;

(B)	all offers and sales are made in an “offshore transaction” within the meaning of Regulation S; and

(C)	either the condition in (I) or (II) below is satisfied:

(I) the Non-U.S. Offering Portion is conducted only in Canada, so as to qualify as an “overseas directed offering” within the meaning of Regulation S, made into only one country other than the United States; or

(II) the Corporation does not, at the time of any such offers or sales, have a “substantial U.S. market interest” within the meaning of Regulation S with respect to its debt securities.

Upon completion of the offering of any Tranche of Notes outside the United States, the Dealers shall report promptly to the Corporation in respect of any Non-U.S. Offering Portion, the principal amount of each Tranche of Notes that was offered and sold through the Registered Non-U.S. Offering and the principal amount of each Tranche of Notes that was offered and sold through the Unregistered Non-U.S. Offering.

The Corporation and the Dealer(s) participating in the offering of a particular Tranche of Notes may determine that all or a portion of any Tranche of Notes may be offered or sold in the United States, in which case all of such offers and sales in the United States will be made either: (A) pursuant to the Registration Statement, in which case the Notes will be registered securities for the purpose of the 1933 Act (a “Registered U.S. Offering”); or (B) following consultation with United States counsel to the Corporation and United States counsel to the Dealers for the offering of the Tranche, pursuant to Rule 144A, if available, in which case the Notes will be restricted securities within the meaning of Rule 144 under the 1933 Act (an “Unregistered U.S. Offering”). Upon completion of the offering of any Tranche of Notes in the United States, the Dealers shall confirm promptly to the Corporation the principal amount of each Tranche of Notes that was offered and sold in the United States through the Registered U.S. Offering or the principal amount of each Tranche of Notes that was offered and sold through the Unregistered U.S. Offering, as applicable.

If a Tranche of Notes or any portion thereof is to be offered or sold in an Unregistered U.S. Offering, the provisions of Exhibit C will apply.

The Corporation represents and covenants to the Dealers that, (i) as of the date of this Agreement, it is a “foreign issuer” within the meaning of Regulation S and reasonably believes that there is no “substantial U.S. market interest” in its debt securities within the meaning of Regulation S, and (ii) it will promptly (and in any event within three Business Days prior to the offering of any particular Tranche of Notes) inform the Dealers and Dealers’ Counsel in writing (a “Regulation S Notice”) if it ceases to be a “foreign issuer” within the meaning of Regulation or a “substantial U.S. market interest” develops in its debt securities such that any Unregistered Non-U.S. Offering must therefore be conducted only in Canada, so as to qualify as an “overseas directed offering” within the meaning of Regulation S. The Corporation’s delivery to the Dealers of the documents referred to in clauses 6(a) and 6(b) hereof in an offering of any particular Tranche of Notes that is not a Registered Non-U.S. Offering without a Regulation S Notice shall constitute the Corporation’s representation and warranty to the Dealers that the Corporation continues to be a “foreign issuer” within the meaning of Regulation S and reasonably believes that there is no “substantial U.S. market interest” in its debt securities within the meaning of Regulation S.

4.	Related Issuers

Upon request by the Corporation, the Dealers shall provide to the Corporation a list of their respective related issuers. If, during the term of this Agreement, there is any change in the related issuers so identified, the Dealer being affected by such change will promptly notify the Corporation and each other Dealer in writing of such change and the Corporation will determine whether such change establishes a related or connected issuer of the Corporation. If, based on the foregoing, the Corporation at any time reasonably determines that a related or connected issuer relationship has been established with one or more of the Dealers, the Corporation shall notify the Dealers and convene a meeting with the Dealers to consider the respective obligations of the Corporation and the Dealers pursuant to any applicable laws of the Jurisdictions.

The Dealers shall ensure that each Selling Firm, prior to its appointment as such, has delivered to the Dealers a representation to the effect that the Corporation is not a related issuer of such Selling Firm and that each of such Selling Firms, any related issuer of such Selling Firm and the directors, officers or partners of such Selling Firm and of any related issuer of such Selling Firm is not a person to which the Corporation or any related issuer of the Corporation owes any indebtedness or with which the Corporation or any related issuer of the Corporation has any other relationship, unless the Dealers and the Corporation have agreed in writing that the Corporation is not a related issuer or connected issuer of such Selling Firm. The Dealers shall hold such representations (which shall be continuing representations until the Corporation shall have been notified to the contrary in writing) in trust for the benefit of the Corporation and the Dealers. If the Corporation at any time reasonably determines that a related or connected issuer relationship has been established with one or more of the Selling Firms, it shall notify the Dealers and convene a meeting with the Dealers and such Selling Firm or Selling Firms to consider the respective obligations of the Corporation, the Dealers and such Selling Firm or Selling Firms pursuant to any applicable laws of the Jurisdictions.

For the purposes of this paragraph 4, “related issuer” and “connected issuer” have the meanings ascribed thereto in National Instrument 33-105 “Underwriting Conflicts”.

5.	No Trade Period

5.1	The Corporation shall not, during the time period in which the Corporation believes, in its reasonable judgment, that any change or fact (which change or fact has not been announced or is the subject of the filing of a confidential material change report) has occurred or is sufficiently imminent and probable that in each case a reasonably prudent reporting issuer would not trade in its own securities (the “No Trade Period”), permit or continue the Distribution of the Notes until such No Trade Period ends through a change in circumstances or a public announcement of such change or fact being made.

5.2	Any change or fact, as used in paragraphs 5.1 and 5.3, shall mean the following:

(a)	any change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its subsidiaries taken together, or

(b)	any change in any matter covered by a statement contained or incorporated by reference in the Base Prospectuses, as then amended or supplemented, as the same is immediately prior to such change, or

(c)	any fact that has arisen which would have been required to have been stated in the Base Prospectuses, as then amended or supplemented, had the fact arisen on, or prior to, the date of the Base Prospectuses, as then amended or supplemented, which change or fact in any case is, or may be, of such a nature as to: (i) result in the Canadian Base Prospectus, as then amended or supplemented, as the same is immediately prior to such change or fact, containing a “misrepresentation” (as defined in applicable Canadian securities laws) or would result in the Canadian Base Prospectus, as then amended or supplemented, as the same is immediately prior to such change or fact, not complying with the laws of any Jurisdiction in any material respect; or (ii) result in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; or result in the U.S. Base Prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.3	The Corporation shall promptly comply with all applicable filing and other requirements under applicable securities laws in the Jurisdictions and the United States arising as a result of such fact or change but need not submit any document required to be filed to the Dealers or the Dealers’ Counsel for review or approval. The Corporation shall provide the Dealers with copies of such filings or other documents required under such securities laws and shall not continue Distribution of the Notes if a confidential filing has been made, provided however if such fact or change is the subject of a confidential material change report, the Corporation shall terminate Distribution of the Notes and shall promptly notify any Dealer which has agreed to purchase any such Note as principal or to offer for sale any such Note as agent during the Distribution of such Notes (without a copy of such notice to either any Dealer which has not agreed to purchase any such Note as principal or to offer for sale any such Note as agent, or the Dealers’ Counsel) of such termination of Distribution and of the termination of such Dealer’s purchase, without providing any Dealer with the particulars of the basis of such termination. In addition, if, during the period of the Distribution of the Notes, there is any change in any applicable securities laws which results in a requirement to file a Canadian Prospectus Amendment or a Canadian Prospectus Supplement to the Canadian Base Prospectus, as then amended or supplemented, or a requirement to amend or supplement the U.S. Base Prospectus, as then amended or supplemented, or U.S. Private Placement Memorandum (as defined in Exhibit C hereto), as then amended or supplemented, the Corporation shall, to the satisfaction of the Dealers’ Counsel, acting reasonably, make any such filing and will amend or supplement the U.S. Base Prospectus or U.S. Private Placement Memorandum, in each case, as then amended or supplemented, as required as soon as possible.

6.	Deliveries to Dealers

The Corporation shall cause to be delivered to the Dealers:

(a)	on the date of this Agreement, copies of the Canadian Base Prospectus (in both the English and French languages to the extent applicable) signed as required by the laws of the Jurisdictions and any other applicable laws, and copies of the Registration Statement (which for clarity includes the U.S. Base Prospectus), in each case as acceptable in form and substance to the Dealers’ Counsel, acting reasonably, including copies of any documents or information incorporated by reference therein not previously delivered hereunder and not available on SEDAR at www.sedar.com or, in the case of the Registration Statement and the exhibits thereto, not available on EDGAR at www.sec.gov, and such additional financial and statistical information (if any) as the Dealers may reasonably require;

(b)	as soon as they are available, copies of any Canadian Prospectus Amendment, any Canadian Prospectus Supplement and any Canadian Pricing Supplement (in both the English and French languages to the extent applicable) as contemplated by National Instrument 44-102, signed as required by the laws of the Jurisdictions, copies of any U.S. Prospectus Amendment, U.S. Prospectus Supplement and any U.S. Pricing Supplement filed or required to be filed pursuant to General Instruction II.L of Form F-10 and any other applicable laws and copies of any preliminary and final version of any U.S. Private Placement Memorandum acceptable in form and substance to the Dealers’ Counsel, acting reasonably, including copies of any documents or information incorporated by reference therein not previously delivered hereunder and not available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov;

(c)	at the time of the delivery (or as soon as practicable thereafter) to the Dealers pursuant to this paragraph 6 of the French language version of the Canadian Base Prospectus, any Canadian Prospectus Amendment, any Canadian Prospectus Supplement or any Canadian Pricing Supplement:

(i)	an opinion of the Corporation’s local counsel in Québec, dated the date of such document, and acceptable in form and substance to the Dealers’ Counsel, acting reasonably, substantially to the effect that, except for any capitalization tables, summary financial information, management’s discussion and analysis, financial statements, notes to financial statements and auditors’ reports and similar financial information contained in such document (collectively, the “Financial Information”), each of the documents in the French language and any document or information in the French language incorporated by reference therein is in all material respects a complete and proper translation of the corresponding document in the English language; and

(ii)	an opinion of the Corporation’s auditors, dated the date of such document, and acceptable in form and substance to the Dealers’ Counsel, acting reasonably, substantially to the effect that the French language version of the Financial Information contained in such document is in all material respects a complete and proper translation of the English language version of such Financial Information;

(d)	at the time of the delivery to the Dealers of the Base Prospectuses, a comfort letter from the Corporation’s auditors, dated the date of the Base Prospectuses, and acceptable in form and substance to the Dealers’ Counsel, acting reasonably, with respect to certain financial and accounting information relating to the Corporation contained or incorporated by reference therein, which comfort letter shall be based on a review by the auditors having a cutoff date not more than two (2) Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable securities laws, if any;

(e)	upon the reasonable request of the Dealers, at the time of the delivery to the Dealers of any Prospectus Amendment and any Prospectus Supplement, a comfort letter from the Corporation’s auditors, dated the date of the Prospectus Amendment or the Prospectus Supplement, as the case may be, and acceptable in form and substance to the Dealers’ Counsel, acting reasonably, with respect to certain financial and accounting information relating to the Corporation contained or incorporated by reference therein, which comfort letter shall be based on a review by the auditors having a cutoff date not more than two (2) Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable securities laws, if any;

(f)	after December 31, 2013, once annually, upon the reasonable request of the Dealers, following the time of filing of the Corporation’s annual information form and annual financial statements and related management’s discussion and analysis with the Canadian securities regulatory authorities, a comfort letter from the Corporation’s auditors, dated on a date reasonably requested by the Dealers provided that the date of such comfort letter shall not be earlier than ten (10) Business Days from the date of the request, and acceptable in form and substance to the Dealers’ Counsel, acting reasonably, with respect to certain financial and accounting information relating to the Corporation contained and/or incorporated by reference in the Base Prospectuses, as then amended or supplemented, which comfort letter shall be based on a review by the auditors having a cutoff date not more than two (2) Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable securities laws, if any; and

(g)	as soon as they are available and to the extent applicable, such numbers of copies of the Base Prospectuses, any Prospectus Amendment, any Prospectus Supplement(s), any Pricing Supplement(s) and any U.S. Private Placement Memorandum, including copies of any documents or information incorporated by reference therein, as the Dealers may reasonably require, without charge, in such cities as the Dealers may reasonably request.

Without limiting the generality of the foregoing and in order to assist the Dealers in their monitoring, on an ongoing basis, of the affairs of the Corporation, the Corporation shall, during the period of Distribution of the Notes, forthwith provide to the Dealers’ Counsel copies of all documents filed with, or furnished to (in the case of the SEC), any securities commission or stock exchange in Canada or the United States, other than (i) documents filed or furnished (in the case of the SEC) confidentially; (ii) documents that are available on SEDAR at www.sedar.com and (iii) documents that are available on EDGAR at www.sec.gov. Prior to the commencement of an offering of a specific Tranche of Notes, the Corporation shall provide to the Dealers’ Counsel access to all documents filed with, or furnished to (in the case of the SEC) any securities commission or stock exchange in Canada or the United States confidentially to the extent that (i) their contents have not been publicly disclosed subsequent to such confidential filing and (ii) they have not been previously provided to the Dealers’ Counsel.

7.	Corporation’s Representations and Warranties on Delivery

7.1	The Corporation’s delivery to the Dealers of the documents referred to in clauses 6(a) and 6(b) hereof shall constitute:

(a)	the Corporation’s representation and warranty to the Dealers that the Canadian Base Prospectus and each Canadian Prospectus Amendment at the time of its filing, and each Canadian Prospectus Supplement and Canadian Pricing Supplement at the date thereof, fully complies with the requirements of the securities laws of the Jurisdictions;

(b)	the Corporation’s representation and warranty to the Dealers that the Canadian Base Prospectus, as then amended or supplemented (except (i) information or statements furnished in writing by or on behalf of any Dealer or U.S. Affiliate expressly for use therein; (ii) information or statements which are not contained in or incorporated by reference into the Canadian Base Prospectus, any Canadian Prospectus Amendment, any Canadian Prospectus Supplement or any Canadian Pricing Supplement; and (iii) information or statements which are modified by (to the extent so modified) or superseded by information or statements contained in or deemed to be incorporated by reference in the Canadian Base Prospectus, any Canadian Prospectus Amendment, any Canadian Prospectus Supplement or any Canadian Pricing Supplement, as the case may be): (x) contains full, true and plain disclosure of all material facts relating to the Notes as required by applicable securities laws in the Jurisdictions and (y) does not contain any misrepresentation.

(c)	the Corporation’s representation and warranty to the Dealers, that, except as has been publicly disclosed, there has been no material adverse change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its subsidiaries, taken together, since the end of the period covered by the Corporation’s last publicly available audited financial statements;

(d)	the Corporation’s representation and warranty to the Dealers that all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of directors and filings and consents with and from governmental authorities, shall have occurred so as to validly authorize and create the Notes having the attributes contemplated in each applicable Prospectus Supplement or Pricing Supplement;

(e)	the Corporation’s representation and warranty to the Dealers that the Corporation is a “reporting issuer” (or equivalent) not in default in each of the Jurisdictions in which such concept exists under applicable securities laws; and

(f)	the Corporation’s consent to the use by the Dealers (and to the extent the Corporation has approved, each Selling Firm) of such documents in connection with the Distribution of the Notes in compliance with the provisions of this Agreement in the Jurisdictions and in the United States, to the extent applicable.

7.2	The Corporation’s delivery to the Dealers of a preliminary or final U.S. Private Placement Memorandum or any amendment thereto shall constitute the Corporation’s representation and warranty to the Dealers that such document (except information or statements furnished in writing by or on behalf of any Dealer or U.S. Affiliate expressly for use therein) is true and correct in all material respects and contains no misrepresentation, and does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and that the Corporation’s representations and warranties provided for in Exhibit C hereof continue to be true and correct.

7.3	The Corporation’s delivery to the Dealers of the Registration Statement, the U.S. Base Prospectus and any amendment thereto, any U.S. Prospectus Supplement or any U.S. Pricing Supplement in respect of an offering of a Tranche of Notes shall constitute the Corporation’s representation, warranty and covenant to the Dealers that:

(a)	the Corporation meets the eligibility requirements for use of Form F-10 under the 1933 Act for the registration of its investment grade debt securities;

(b)	at the Time of Sale, the Notes will constitute “investment grade debt” within the meaning of General Instruction I.A. of Form F-9 as such form was in effect immediately prior to December 30, 2012, and will only be offered for cash;

(c)	the Corporation has filed with the SEC a registration statement on Form F-10 including the U.S. Base Prospectus corresponding to the Canadian Base Prospectus for which the Ontario Securities Commission (the “OSC”) has issued a final receipt and an appointment for service of process on Form F-X relating to such registration statement; the Corporation has caused the Trustee (as defined below) to prepare and file with the SEC an appointment for service of process on Form F-X relating to such registration statement;

(d)	as of the respective date of each, the U.S. Base Prospectus and any amendment thereto, any U.S. Prospectus Supplement and any U.S. Pricing Supplement, as amended or supplemented, if applicable, did and will conform to the Canadian Base Prospectus, any Canadian Prospectus Amendment, any Canadian Prospectus Supplement and any Canadian Pricing Supplement as amended or supplemented, as applicable, in each case except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC; and the Form F-X of the Corporation conforms in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act;

(e)	there are no reports or other information that, in accordance with the requirements of the OSC, must be made publicly available in connection with the filing of the Registration Statement or the offering of the Notes that have not been made publicly available as required; there are no documents required to be filed with the OSC in connection with the U.S. Base Prospectus and any amendment or supplement thereto that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the U.S. Base Prospectus, as amended or supplemented, or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required;

(f)	the Corporation shall file any U.S. Prospectus Supplement or U.S. Pricing Supplement in relation to the Tranche of Notes with the SEC pursuant to General Instruction II.L. of Form F-10;

(g)	if at any time following the original Time of Sale and prior to the Settlement Date (as defined in Exhibit B to this Agreement) for the Tranche of Notes (an “Issuance Closing Date”) the Corporation and the Dealers have determined that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Corporation and the Dealers shall provide an opportunity to purchasers of the Notes in the United States to terminate their original purchase contracts and enter into new purchase contracts, and the first time at which any such new purchase contract is entered shall become the new “Time of Sale” for the purposes of this Agreement;

(h)	the Registration Statement when it became effective did and on the Issuance Closing Date will, the Time of Sale Information as of the Time of Sale will, and the U.S. Prospectus as of its date and as of the Issuance Closing Date will comply and, as amended or supplemented, if applicable, will comply as of the time of such amendment or supplement, in all material respects with the requirements of Form F-10 and other applicable requirements of the 1933 Act and the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and as to the Registration Statement and any amendment thereto, do not and will not, as of the applicable effective date of the Registration Statement and any such amendment, or on the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, as to the U.S. Base Prospectus and any amendment or supplement thereto, do not and will not, as of their dates and applicable filing dates as to the U.S. Base Prospectus and such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Dealer or U.S. Affiliate expressly for use in the U.S. Prospectus as amended or supplemented;

(i)	the Time of Sale Information, at the Time of Sale did not, and at the Issuance Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Dealer or U.S. Affiliate expressly for use in such Time of Sale Information;

(j)	other than the U.S. Base Prospectus, as amended or supplemented, the Corporation (including its representatives) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Corporation or its agents and representatives, other than a communication referred to in clause (i) below, an “Issuer Free Writing Prospectus” as defined in Rule 433(h)(1) under the 1933 Act) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) any other written communications approved in writing in advance by the Dealers; each such Issuer Free Writing Prospectus complied and will comply in all material respects with the 1933 Act, has been or will be filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the U.S. Base Prospectus, as amended and supplemented, filed prior to first use of such Issuer Free Writing Prospectus, did not, and at the Issuance Closing Date or time of settlement of such sale will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Dealer or U.S. Affiliate expressly for use in any Issuer Free Writing Prospectus; and the Corporation is not and was not an “ineligible issuer” or an “excluded issuer” and the offering is not an “excluded offering”, in connection with the offering of the Notes pursuant to Rules 164, 405 and 433 under the 1933 Act;

(k)	the Corporation is not, and upon the issuance and sale of the Notes contemplated herein and the application of the proceeds as described in the Prospectuses, will not be, required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(l)	the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or suspending the use of the U.S. Base Prospectus or any amendment or supplement thereto, or any free writing prospectus (as defined in Rule 433 under the 1933 Act) is in effect, and no proceedings for such purposes are pending before, or to the knowledge of the Corporation, threatened by the SEC;

(m)	the consolidated annual and interim quarterly financial statements of the Corporation included or incorporated by reference in the Registration Statement (including in any amendment or supplement to the U.S. Base Prospectus forming part of the Registration Statement filed pursuant to General Instruction II.L. to Form F-10), the U.S. Prospectus and the Time of Sale Information, together with the notes thereto, have been prepared in conformity with U.S. Generally Accepted Accounting Principles and present fairly in all material respects the consolidated financial position of the Corporation at the dates indicated and the consolidated results of operations and consolidated changes in financial position of the Corporation for the periods specified; the consolidated annual financial statements have been audited in compliance with Canadian generally accepted auditing standards by auditors meeting the independence requirements of Rule 2-01 of Regulation S-X of the SEC;

(n)	the Trust Indenture complies, to the extent applicable, with the requirements of the Trust Indenture Act and has been qualified under the Trust Indenture Act;

(o)	neither the Corporation nor any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Corporation or its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Corporation and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith;

(p)	the operations of the Corporation and its subsidiaries are conducted and, to the knowledge of the Corporation, have been conducted in compliance with the applicable anti-money laundering statutes of all jurisdictions to which the Corporation or its subsidiaries are subject and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened; and

(q)	none of the Corporation or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor is located, organized or resident in a country or territory that is the subject of any such sanctions; and the Corporation will not directly or indirectly use the proceeds of any offering of Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any person, or in any country or territory, that at the time of such funding, is the subject of any U.S. sanctions administered by OFAC, or in a manner that would cause any person to violate any such sanctions.

8.	Deliveries on Closing

(a)	The Corporation will deliver, or cause to be delivered, to the Dealers and the Dealers’ Counsel, on or before the earlier of: (i) September 30, 2013; and (ii) the closing date for the first Tranche of Notes to be offered and sold pursuant to either the Canadian Base Prospectus or the Registration Statement (such date of delivery, the “Program Closing Date”):

(i)	an officer’s certificate dated the Program Closing Date with respect to the articles and by-laws of the Corporation, the resolutions of the Corporation’s board of directors relevant to the creation, issuance and sale of the Notes, the incumbency and signature of signing officers, the appointment of Computershare Trust Company of Canada as the trustee under the Trust Indenture (together with any successor trustee under the Trust Indenture, the “Trustee”), the filing of the Canadian Base Prospectus and the Registration Statement and such other matters as the Dealers may reasonably request;

(ii)	an opinion from Canadian counsel to the Corporation, Osler, Hoskin & Harcourt LLP, dated the Program Closing Date, with respect to Canadian law, in a form acceptable to the Dealers’ Counsel acting reasonably including, without limiting the generality of the foregoing, opinions that:

(A)	the Corporation is a corporation existing under the Business Corporations Act (Ontario) (the “OBCA”). There are no restrictions on the corporate power and capacity of the Corporation to own and lease property and assets and to carry on business and to execute, deliver and perform its obligations under this Agreement and the Trust Indenture;

(B)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery by it of this Agreement and the Trust Indenture and the performance of its obligations hereunder and thereunder, and each of this Agreement and the Trust Indenture has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally, and subject to the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and except that counsel need express no opinion with respect to the rights to indemnity, contribution and waiver and provisions relating to third party beneficiaries;

(C)	the execution and delivery of this Agreement and the fulfilment of the terms thereof by the Corporation, do not and will not result in a breach of any of the terms, conditions or provisions of the articles or by-laws of the Corporation, the laws of the Province of Ontario or the federal laws applicable therein;

(D)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the English and French language versions of the Canadian Base Prospectus, the Registration Statement and each document incorporated by reference therein as of the date of such opinion and the filing thereof with the Canadian Securities Administrators and the SEC, as applicable;

(E)	all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the laws of each of the Jurisdictions to qualify the issuance and sale of the Notes to the public in each of the Jurisdictions through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation; provided, that the Corporation continues to be eligible to use a shelf prospectus under, and continues to comply with the provisions of, National Instrument 44-102 and for greater certainty, provided that the Corporation files all required Canadian Prospectus Supplements and Canadian Pricing Supplements in accordance with National Instrument 44-102 and provided, however, that such counsel need not express an opinion as to whether the Canadian Base Prospectus constitutes full, true and plain disclosure of all material facts relating to the Notes;

(F)	when duly issued, executed and delivered by the Corporation and duly authenticated by the Trustee in accordance with the provisions of the Trust Indenture, the Notes will be legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and subject to the qualification that specific performance and equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and the holders of the Notes will be entitled to the benefits of, and will be subject to the restrictions contained in, the Trust Indenture;

(G)	if the Notes were issued as of the Program Closing Date, the statements concerning Canadian federal tax laws under the heading “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” in the English language version of the Canadian Base Prospectus are accurate subject to the assumptions, qualifications, limitations and restrictions set out therein;

(H)	the statements in the Registration Statement under Part II of the registration statement on Form F-10 under the heading “Indemnification”, insofar as such statements constitute statements of the laws of the Province of Ontario or the federal laws of Canada applicable therein or purport to summarize provisions of agreements or instruments, fairly summarize the matters described therein and are accurate in all material respects;

(I)	the Trustee, at its principal office in the City of Toronto, has been duly appointed as the trustee under the Trust Indenture; and

(J)	the provisions of the OBCA relating to trust indentures and to the issue, certification and delivery of debt obligations have been complied with in respect of the Trust Indenture and the Notes to be issued thereunder.

In connection with such opinion, counsel to the Corporation may rely on the opinions of local counsel acceptable to the Dealer’s Counsel, acting reasonably, as to the qualification for distribution of the Notes and as to other matters governed by the laws of Jurisdictions other than the provinces in which counsel to the Corporation are qualified to practice and such counsel may rely, as to matters of fact on certificates of officers of the Corporation, auditors of the Corporation, the Trustee and others;

(iii)	an opinion from United States counsel to the Corporation, Osler, Hoskin & Harcourt LLP, dated the Program Closing Date, subject to such exceptions and qualifications as would be customary in a form acceptable to the Dealers’ Counsel, acting reasonably, to the effect that:

(A)	no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority or agency is required under Applicable Law in connection with the Registered U.S. Offering other than those which have been obtained or made;

(B)	each of the Registration Statement, the U.S. Base Prospectus, as then amended or supplemented (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel shall not be required to express an opinion) and the Form F-X, at the time it was filed with the SEC, appears on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the Trust Indenture Act and the applicable rules and regulations of the SEC thereunder;

(C)	the Registration Statement became effective under the 1933 Act as of the date and time specified in such opinion and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the SEC;

(D)	the Trust Indenture has been duly qualified under the Trust Indenture Act (to extent applicable under MJDS);

(E)	the execution and delivery by the Corporation of this Agreement, the Trust Indenture and the Notes does not, and the performance by the Corporation of its obligations thereunder will not result in a violation of Applicable Law;

(F)	although the discussion in the U.S. Prospectus under the caption “Certain United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences to holders that purchase Notes pursuant to the U.S. Prospectus, subject to the qualifications set forth therein, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership and disposition of Notes by such holders; and

(G)	the Corporation is not, and after the issuance of the Notes and the application of proceeds therefrom as described in the Prospectuses will not be, required to register as an “investment company” under the Investment Company Act.

For purposes of the opinion provided under (a)(iii) above, “Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto, but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Corporation, the Dealer Agreement, the Trust Indenture or the Notes or the transactions governed by the Dealer Agreement, the Trust Indenture or the Notes but not including any industry-specific regulation applicable to the Corporation and its subsidiaries;

(iv)	an opinion from each of the Dealers’ Counsel in a form acceptable to the Dealers acting reasonably dated the Program Closing Date. In giving the foregoing opinions, Canadian counsel to the Dealers may rely on the opinion of counsel to the Corporation as to matters relating to the Corporation and with respect to matters of law in Jurisdictions other than the provinces in which counsel is qualified to practice will be entitled to rely upon the opinions of local counsel acceptable to them and Canadian and U.S. counsel to the Dealers may, as to matters of fact, be entitled to rely upon certificates of officers or auditors of the Corporation and/or of the Dealers and/or of the Trustee;

(v)	a favourable opinion from Québec counsel to the Corporation, dated the Program Closing Date, to the effect that all laws of the Province of Québec relating to the use of the French language and, in particular, the Charter of the French language (R.S.Q., c. C-11), will have been complied with in connection with the offer and sale of the Notes to purchasers in the Province of Québec, if such purchasers receive copies of the French language version of the Canadian Base Prospectus and any required Canadian Prospectus Supplements and Canadian Pricing Supplements filed pursuant to National Instrument 44-102 in the French language only, or in the French language and the English language, and forms of order confirmation relating to the sale of Notes in the French language only or in bilingual form;

(vi)	letters dated on or about the Program Closing Date of each of DBRS Limited (“DBRS”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P” and together with DBRS and Moody’s, the “Rating Agencies”) or other evidence acceptable to the Dealers’ or the Dealers’ Counsel (it being acknowledged that oral or written confirmation from counsel to the Corporation that it has reviewed such letters is evidence acceptable to the Dealers’ and the Dealers’ Counsel), as to the program rating of the Notes of at least “A (high)” in the case of DBRS, “A1” in the case of Moody’s and “A+” in the case of S&P; and

(vii)	an officer’s certificate of the General Counsel of the Corporation, or equivalent, dated the Program Closing Date, to the effect that the statements in the Corporation’s (A) Annual Information Form dated March 28, 2013, under the heading “Regulation”, and (B) Management’s Discussion and Analysis for the year ended December 31, 2012, under the heading “Regulation”, each as may be modified, supplemented or superseded to the extent that a statement contained therein is modified, supplemented or superseded by any document incorporated by reference in the Prospectuses, insofar as such disclosure describes or summarizes matters of law fairly summarizes such matters of law.

(b)	For each issuance of and sale of a Tranche of Notes qualified for Distribution under the Canadian Base Prospectus (and, as applicable, the U.S. Base Prospectus), the Corporation will deliver, or cause to be delivered, to the Dealers and the Dealers’ Counsel, on the Issuance Closing Date:

(i)	an officer’s certificate dated the Issuance Closing Date with respect to the articles and by-laws of the Corporation, the resolutions of the Corporation’s board of directors relevant to the creation, issuance and sale of the Notes, the incumbency and signature of signing officers, the appointment of the Trustee as the trustee under the Trust Indenture and such other matters as the Dealers may reasonably request;

(ii)	an opinion from counsel to the Corporation, Osler, Hoskin & Harcourt LLP, dated the Issuance Closing Date, with respect to Ontario law and the federal laws of Canada applicable therein, in a form acceptable to Dealers’ Counsel acting reasonably including, without limiting the generality of the foregoing, opinions that:

(A)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery by it of the Trust Indenture and the performance of its obligations thereunder, and the Trust Indenture has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally, and subject to the qualifications that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and except that counsel need express no opinion with respect to the rights to indemnity, contribution and waiver and provisions relating to third party beneficiaries;

(B)	when duly issued, executed and delivered by the Corporation and duly authenticated by the Trustee in accordance with the provisions of the Trust Indenture, the Notes will be legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and subject to the qualification that specific performance and equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and the holders of the Notes will be entitled to the benefits of, and will be subject to the restrictions contained in, the Trust Indenture;

(C)	the form of certificate representing the Notes complies in form and substance with the provisions of the Trust Indenture and has been duly authorized by the Corporation;

(D)	the description of the Notes contained in the Canadian Base Prospectus, as amended or supplemented, represents a fair summary of the attributes and characteristics of the Notes;

(E)	the statements concerning Canadian federal tax laws under the heading “Eligibility for Investment” in the English language version of the Canadian Base Prospectus, as amended or supplemented by any Canadian Prospectus Amendment, Canadian Prospectus Supplement and Canadian Pricing Supplement, as applicable, are accurate subject to the assumptions, qualifications, limitations and restrictions set out therein;

(F)	the Trustee, at its principal office in the City of Toronto, has been duly appointed as the paying agent in respect of the Notes under the Trust Indenture; and

(G)	the provisions of the OBCA relating to trust indentures and to the issue, certification and delivery of debt obligations have been complied with in respect of the Trust Indenture and the Notes to be issued thereunder; and

In the event that a Canadian Prospectus Amendment or a Canadian Prospectus Supplement has been filed since the later of the Program Closing Date and the most recent issuance of Notes, the opinion shall also include the following:

(H)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the English and French language versions of the Canadian Prospectus Amendment or Canadian Prospectus Supplement, as applicable, and the filing thereof with the Canadian Securities Administrators; and

(I)	all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the laws of the Province of Ontario to qualify the issuance and sale of the Notes to the public in the Province of Ontario through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation; provided, that, the Corporation continues to be eligible to use a shelf prospectus under, and continues to comply with the provisions of, National Instrument 44-102 and for greater certainty, provided that the Corporation files all required Canadian Prospectus Supplements and Canadian Pricing Supplements in accordance with National Instrument 44-102 and provided, however, that such counsel need not express an opinion as to whether the Canadian Base Prospectus, as then amended or supplemented, constitutes full, true and plain disclosure of all material facts relating to the Notes; and

In the event any offers or sales of Notes are made in a Registered U.S. Offering, the opinion shall also include the following:

(J)	the statements concerning Canadian federal tax laws under the heading “Certain Canadian Federal Income Tax Considerations” in the English language version of the Canadian Base Prospectus, as amended or supplemented by any Canadian Prospectus Amendment, Canadian Prospectus Supplement and Canadian Pricing Supplement, as applicable, are accurate subject to the assumptions, qualifications, limitations and restrictions set out therein;

(iii)	a certificate dated each Issuance Closing Date signed by any two of the following senior officers of the Corporation: President and Chief Executive Officer, the Chief Financial Officer, the Treasurer or the General Counsel or any two other senior officers acceptable to the Dealers, acting reasonably, certifying for and on behalf of the Corporation, and without personal liability, to the best of the knowledge, information and belief of the persons signing such certificate after due inquiry that:

(A)	all covenants have been satisfied and all terms and conditions of this Agreement and the Trust Indenture on its part to be complied with and satisfied at or prior to the Issuance Closing Date have been complied with or satisfied;

(B)	the No-Trade Period is not in effect with respect to the Corporation;

(C)	the representations and warranties of the Corporation contained herein are true and correct as of the Issuance Closing Date with the same force and effect as if made at and as of the Issuance Closing Date; and

(D)	no order, ruling or determination having the effect of ceasing trading or suspending the distribution and sale of the Notes or any other securities of the Corporation has been issued and no proceedings for such purpose have been instituted, are pending or, to the knowledge of the signers, contemplated or threatened;

(iv)	letters dated not later than the Issuance Closing Date and not earlier than the Trade Date (as defined in Exhibit B to this Agreement), of each of the Rating Agencies or other evidence acceptable to the Dealers’ or the Dealers’ Counsel (it being acknowledged that oral or written confirmation from counsel to the Corporation that it has reviewed such letters is evidence acceptable to the Dealers’ and the Dealers’ Counsel), as to the then current rating of the Notes, provided that such letters or other evidence shall be provided only in respect of those Rating Agencies that provide a rating for the specific Tranche of Notes being issued on such Issuance Closing Date; and

(v)	such further documentation as may be contemplated in this Agreement, the Trust Indenture and any supplemental trust indentures or as counsel may reasonably require.

(c)	For each Tranche in which any offers or sales of Notes are made to any person within the United States in an Unregistered U.S. Offering, the Corporation will deliver, or cause to be delivered, to the Dealers and the Dealers’ Counsel, on the Issuance Closing Date, an opinion of the Corporation’s U.S. counsel that no registration of the Notes will be required under the 1933 Act.

(d)	For each Tranche in which any offers or sales of Notes are made in a Registered U.S. Offering, the Corporation will deliver, or cause to be delivered, to the Dealers and the Dealers’ Counsel, on the Issuance Closing Date, each of the following:

(i)	an opinion of Osler, Hoskin & Harcourt LLP, United States counsel for the Corporation, subject to such exceptions and qualifications as would be customary, in a form acceptable to the Dealers’ Counsel, acting reasonably, addressing the matters contemplated by Section 8(a)(iii) and further to the effect that:

(A)	any U.S. Prospectus Supplement or U.S. Pricing Supplement was filed with the SEC pursuant to General Instruction II.L. to Form F-10 and no stop order suspending the effectiveness of any Registration Statement or any part thereof has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the SEC;

(B)	although the discussion in the U.S. Base Prospectus as amended or supplemented by any U.S. Prospectus Amendment, U.S. Prospectus Supplement and U.S. Pricing Supplement, as applicable, under the caption “Certain United States Federal Income Tax Considerations”, does not purport to discuss all possible United States federal income tax consequences to holders that purchase Notes pursuant to the U.S. Base Prospectus as amended or supplemented by any U.S. Prospectus Amendment, U.S. Prospectus Supplement and U.S. Pricing Supplement, as applicable, subject to the qualifications set forth therein, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership and disposition of Notes by such holders;

(C)	if applicable, the Tranche of Notes to be issued by the Corporation has been listed, subject to official notice of issuance, on the New York Stock Exchange; and

(D)	if applicable, the Corporation’s registration statement on Form 8-A relating to the Tranche of Notes became effective under the 1934 Act as of the date and time specified in such opinion and, to the knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the SEC;

(ii)	if requested by the Dealer(s) participating in the offering of such Tranche by the date that is one Business Day prior to the date of launch of the Tranche of Notes, provided that United States counsel to the Dealers and United States counsel to the Corporation, respectively, have been given at least two (2) Business Days prior to launch the opportunity to carry out a due diligence investigation of the Corporation, a negative assurance letter from each of Osler, Hoskin & Harcourt LLP, United States and Canadian counsel for the Corporation and Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Dealers, stating that no facts came to such counsel’s attention which caused them to believe that: (A) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel will not be required to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel will not be required to comment), at the Time of Sale contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the U.S. Prospectus as amended or supplemented (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel will not be required to comment), as of the date of such amendment or supplement and as of the Issuance Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iii)	an officer’s certificate of the General Counsel or an Assistant General Counsel of the Corporation, or equivalent, dated the Issuance Closing Date, to the effect that the statements in the Corporation’s (A) then current Annual Information Form, under the heading “Regulation” or equivalent, and (B) Management’s Discussion and Analysis for the year most recently ended, under the heading “Regulation” or equivalent, each as may be modified, supplemented or superseded to the extent that a statement contained therein is modified, supplemented or superseded by any document incorporated by reference in the Prospectuses, insofar as such disclosure describes or summarizes matters of law fairly summarizes such matters of law.

(e)	On the Program Closing Date, the Dealer(s) shall deliver letter(s) dated the Program Closing Date to the Corporation confirming the information that has been furnished in writing to the Corporation by or on behalf of any Dealer or U.S. Affiliate expressly for use in the Base Prospectuses. For each Tranche in which any offers or sales of Notes are made in a Registered U.S. Offering, the Dealer(s) shall deliver letter(s) dated the Issuance Closing Date to the Corporation confirming the information that has been furnished in writing to the Corporation by or on behalf of any Dealer or U.S. Affiliate expressly for use in the Prospectuses and any applicable Time of Sale Information.

9.	Indemnity

The Corporation shall protect, indemnify and hold harmless each of the Dealers and their respective directors, officers, employees, agents, U.S. Affiliates and Foreign Affiliates and each person who controls the Dealers within the meaning of the 1933 Act and 1934 Act, such person, a “Control Person” (each hereinafter referred to as an “Indemnified Party”), from and against all losses (other than losses of profits in connection with the Distribution of the Notes), claims, damages, liabilities and costs caused by or arising directly or indirectly by reason of:

(a)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the U.S. Prospectus, any U.S. Prospectus Supplement, any U.S. Pricing Supplement, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the 1933 Act, any U.S. Private Placement Memorandum, any amended or supplemented U.S. Private Placement Memorandum, the Time of Sale Information, or in any other document or material filed or delivered pursuant hereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement), or not misleading in the light of the circumstances under which they were made (with respect to the other items referred to in this Section 9(a); except insofar as such claims, damages, liabilities and costs are caused by any such untrue statement or omission or alleged untrue statement or omission based on information furnished in writing to the Corporation by or on behalf of any Dealer, U.S. Affiliate or Foreign Affiliate expressly for use therein;

(b)	any misrepresentation or alleged misrepresentation contained in the Canadian Prospectus, any Canadian Prospectus Amendment, any Canadian Prospectus Supplement and any Canadian Pricing Supplement, or in any other document or material filed or delivered pursuant hereto except insofar as such claims, damages, liabilities and costs are caused by any such misrepresentation based on information furnished in writing to the Corporation by or on behalf of any Dealer, U.S. Affiliate or Foreign Affiliate expressly for use therein;

(c)	any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or other authority preventing or restricting the trading in, or sale or Distribution of, the Notes in the United States, and based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the U.S. Prospectus, any U.S. Prospectus Supplement, any U.S. Pricing Supplement, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the 1933 Act, any U.S. Private Placement Memorandum, any amended or supplemented U.S. Private Placement Memorandum, the Time of Sale Information, or in any other document or material filed or delivered pursuant hereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement), or not misleading in the light of the circumstances under which they were made (with respect to the other items referred to in this Section 9(c)); except insofar as such claims, damages, liabilities and costs are caused by any such untrue statement or omission or alleged untrue statement or omission based on information furnished in writing to the Corporation by or on behalf of any Dealer, U.S. Affiliate or Foreign Affiliate expressly for use therein;

(d)	any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or other authority preventing or restricting the trading in, or sale or Distribution of, the Notes, and based upon any misrepresentation or alleged misrepresentation contained in the Canadian Prospectus, any Canadian Prospectus Amendment, any Canadian Prospectus Supplement and any Canadian Pricing Supplement, or in any other document or material filed or delivered pursuant hereto; except insofar as such claims, damages, liabilities and costs are caused by any such misrepresentation based on information furnished in writing to the Corporation by or on behalf of any Dealer, U.S. Affiliate or Foreign Affiliate expressly for use therein;

(e)	the Corporation’s non-compliance or alleged non-compliance with any requirements of the applicable laws of Canada or the United States or any of the Jurisdictions or the regulations thereunder in connection with the issuance, Distribution, offering and sale of the Notes; and

(f)	the breach by the Corporation of any of the covenants, representations or warranties contained in this Agreement.

If any claim contemplated by this paragraph 9 shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this paragraph 9 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify the Corporation as soon as possible of, and in any event within 10 days (provided that any failure by an Indemnified Party to so notify the Corporation shall not release the Corporation from its duty to so indemnify and such failure shall affect the Corporation’s liability only to the extent the Corporation is materially prejudiced by such failure) of becoming aware of, the nature of such claim and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and no admission of liability shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of each of them, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within five days of receiving notice of such suit; (ii) the employment of such counsel has been authorized by the Corporation; or (iii) the named parties to any such suit include both the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by its counsel that representation of both parties by the same counsel would be inappropriate because there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation (in each of which cases the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party as they are reasonably incurred; provided that in no event shall the Corporation be responsible for the fees and expenses of more than one separate Canadian counsel and one separate U.S. counsel (in each case to the extent applicable and necessary) in respect of all Indemnified Parties). It is the intention of the Corporation to constitute the Dealers trustees for the Dealers’ directors, officers, employees, agents, Control Persons, U.S. Affiliates and Foreign Affiliates of the covenants of the Corporation under this paragraph 9 with respect to the Dealers’ directors, officers, employees, agents, Control Persons and U.S. Affiliates and Foreign Affiliates and the Dealers agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

The rights of indemnity contained in this paragraph 9 shall not enure to the benefit of an Indemnified Party with respect to a particular claim to the extent that such claim results from the following: (i) if the Corporation has complied with the provisions of paragraph 5 hereof and the person asserting any claim contemplated by this paragraph 9 was not provided with a copy of any Prospectus Amendment which discloses the change which is the basis of such claim and which is required, under applicable securities laws, to be delivered to such person by such Indemnified Party and if such claim would not have availed if the party asserting such claim had been provided with such Prospectus Amendment, or (ii) if the Indemnified Party has engaged in any fraud, fraudulent misrepresentation or gross negligence or has failed to comply with the terms of this Agreement or any laws, regulations or policies in connection with the Distribution of the Notes if such fraud, fraudulent misrepresentation, gross negligence or failure to comply was a direct cause of the claim in respect of which indemnity is sought. Notwithstanding the foregoing any loss of any rights of indemnification in favour of an Indemnified Party shall not affect any rights of indemnification in favour of any other Indemnified Party.

With respect to this paragraph 9 and paragraph 10, the Corporation acknowledges and agrees that the Dealers are contracting on their own behalf and as agents for their directors, officers, employees and agents and for the benefit of the U.S. Affiliates and Foreign Affiliates of the Dealers and Control Persons.

10.	Contribution

(a)	In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in paragraph 9 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Dealers or enforceable otherwise than in accordance with its terms, the Corporation and the Dealers shall contribute to the aggregate of all losses (other than loss of profits in connection with the Distribution of the Notes), claims, damages, liabilities and costs of a nature contemplated in paragraph 9 and suffered or incurred by the Indemnified Party in such proportions so that each Dealer shall severally contribute that portion as is represented by the percentage that the aggregate fee received by the Dealer hereunder bears to the total proceeds from the distribution of the Notes received by the Corporation (net of the fees paid to the Dealers but before deducting expenses) and the Corporation is responsible for the balance. Each Dealer shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate fee or any portion thereof actually received by such Dealer.

(b)	The rights to contribution provided in this paragraph 10 shall be in addition to and not in derogation of any other right to contribution which the Dealers may have by statute or otherwise at law.

11.	Further Representations, Warranties and Covenants

The Corporation represents and warrants to the Dealers (which shall be continuing representations and warranties until the Dealers shall have been notified to the contrary in writing) that:

(a)	there are no actions, suits or proceedings whether on behalf of or against the Corporation pending or to its knowledge threatened against or affecting the Corporation at law or in equity before or by any federal, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and which may in any way materially affect the consolidated financial position of the Corporation so as to require public disclosure in accordance with applicable securities law and that have not been so publicly disclosed;

(b)	neither the execution and delivery of this Agreement nor the consummation of the transactions herein provided for or contemplated by the Canadian Base Prospectus, the U.S. Base Prospectus or the U.S. Private Placement Memorandum, if any, as amended or supplemented, will result in a breach of any of the terms, conditions or provisions of or will constitute a default under the articles or by-laws of the Corporation or under any material indenture, agreement or other instrument to which the Corporation is now a party or by which the Corporation shall be bound;

(c)	the Corporation is eligible to use the shelf procedures established by National Instrument 44-102; and

(d)	the Corporation has timely made all filings required by the SEC under the 1934 Act.

Further, the Corporation covenants and agrees that it will make generally available to the Corporation’s security holders and to the Dealers as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the 1933 Act) of the Registration Statement, an earnings statement of the Corporation and its subsidiaries (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Corporation occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder; provided that the Corporation may make such earnings statements generally available by filing or furnishing quarterly and annual reports with the SEC as may be required by the 1934 Act.

Each of the Dealers severally represents to the Corporation that, in respect of any Registered U.S. Offering for a Tranche of Notes:

(a)	it and its U.S. Affiliate have not and will not use, authorize the use of, or refer to any Free Writing Prospectus (as defined in Rule 405 under the 1933 Act) other than: (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) that was not included (including through incorporation by reference) in the U.S. Prospectus, or (ii) any free writing prospectus approved by the Corporation in advance in writing;

(b)	it or its U.S. Affiliate will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it or its U.S. Affiliate, in accordance with Rule 433 under the 1933 Act; and

(c)	it and its U.S. Affiliate is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to any Registered U.S. Offering (and will promptly notify the Corporation if any such proceeding against it is initiated prior to the completion of such offering).

Further, each of the Dealers severally represents, warrants and covenants to the Corporation that it will comply with all applicable laws in respect of the offer and sale of the Notes in the Jurisdictions, the United States and in all jurisdictions other than the Jurisdictions and the United States (to the extent applicable).

12.	Tax Disclosure

The Corporation represents and warrants to the Dealers that the statements concerning Canadian federal tax laws under the heading “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” in the English language version of the Canadian Base Prospectus, as such statements may be amended or supplemented in any Canadian Prospectus Amendment, Canadian Prospectus Supplement or Canadian Pricing Supplement are, or will be as of the date of such Canadian Prospectus Amendment, Canadian Prospectus Supplement or Canadian Pricing Supplement, accurate subject to the assumptions, qualifications, limitations and restrictions set out therein. The Corporation represents and warrants to the Dealers that the statements concerning United States federal tax laws under the heading “Certain United States Federal Income Tax Considerations” in the U.S. Base Prospectus, as such statements may be amended or supplemented in any U.S. Prospectus Amendment, U.S. Prospectus Supplement or U.S. Pricing Supplement are, or will be as of the date of such U.S. Prospectus Amendment, U.S. Prospectus Supplement or U.S. Pricing Supplement, accurate subject to the assumptions, qualifications, limitations and restrictions set out therein.

13.	Operating Procedures and Due Diligence

(a)	The Corporation and the Dealers shall follow the operating procedures set forth in Exhibit B hereto in respect of settlement matters and the timing of payment of commissions in connection with the sale of the Notes by or through the Dealers or their U.S. Affiliates.

(b)	The Corporation shall allow the Dealers, directly and with the assistance of the Dealers’ Counsel, where appropriate, to carry out the due diligence which the Dealers may reasonably require in order to fulfil the Dealers’ obligations as registrants and to enable the Dealers to responsibly execute the certificate in the Canadian Base Prospectus and in any Canadian Prospectus Amendment or any Canadian Prospectus Supplement required to be executed by the Dealers. Due diligence sessions with management may be carried out via telephone conference call. In order to provide the Corporation with an opportunity to compile information which may be required to respond to the Dealers’ due diligence enquiries, the Dealers will use their reasonable best efforts to ensure that a list of questions which the Dealers propose to ask officers of the Corporation is provided to the officers prior to any due diligence session, provided that the Dealers will not be limited to making enquiries during such session or otherwise to the list of questions so provided.

(c)	If any Dealer is not satisfied with the content of any document required to be filed by the Corporation in connection with the Distribution of the Notes in the Jurisdictions or in the United States (including, without limiting the generality of the foregoing, a Prospectus Amendment, material change report or the annual information form of the Corporation), or if any Dealer gives notice to the Corporation that, in such Dealer’s judgment, a Prospectus Amendment or material change report is required under applicable securities laws to be filed by the Corporation and the Corporation is not prepared to file such Prospectus Amendment or material change report, or if the Corporation or any Dealer determines in its sole discretion that it does not wish to continue the agency arrangement specified herein (in the case of the Corporation in respect of one or more Dealers), the Corporation or such Dealer shall be entitled to terminate its rights and obligations under this Agreement; provided that all of the representations, warranties and indemnities of the Corporation and the provisions of paragraphs 4, 9, 10 and 13 hereof and all provisions relating to the payment of such Dealer’s commissions and expenses payable hereunder shall forever survive for the benefit of such Dealer. Upon such termination the Corporation and the Dealers shall promptly file:

(i)	a Prospectus Amendment satisfactory to the Dealers’ Counsel, acting reasonably, indicating that such Dealer or Dealers has ceased to be a Dealer or Dealers under the Canadian Base Prospectus and the U.S. Base Prospectus, as amended or supplemented, and containing a Canadian Prospectus Amendment certificate page signed by the remaining Dealers, and

(ii)	any other document required under applicable securities laws.

(d)	In the event a Dealer agrees to purchase any Note as principal, such Dealer (or such Dealer’s U.S. Affiliate, as applicable, with respect to Notes to be sold in the United States) may terminate any such principal purchase, immediately upon notice to the Corporation, at any time prior to the Issuance Closing Date relating thereto if, after such Dealer has agreed to purchase such Note:

(i)	any inquiry, investigation or other proceeding is commenced or any order is issued under or pursuant to any statute of Canada or the United States or of any province of Canada or state in the United States, other than an inquiry, investigation or other proceeding based solely on the activities of such Dealer, or there is any change of law or in the interpretation or administration thereof which in each case operates to prevent or restrict the trading in the Notes or any other securities of the Corporation or the distribution of the Notes or any of them;

(ii)	there shall occur any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation and its subsidiaries taken as a whole, which in the reasonable opinion of such Dealer or U.S. Affiliate (after discussion with the Corporation) could be expected to have a significant adverse effect on the market price or value of the Notes or any other securities of the Corporation;

(iii)	there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, any law, regulation or inquiry or any other event, action or occurrence of any nature whatsoever which, in the reasonable opinion of such Dealer or U.S. Affiliate (after discussion with the Corporation) seriously adversely affects, or may seriously adversely affect, the Canadian, or in the event of a purchase by a U.S. Affiliate the U.S., financial markets, or the business, operations or affairs of the Corporation and its subsidiaries, taken as a whole; or

(iv) (A)	S&P or DBRS or Moody’s, in each case to the extent that it then rates any long-term debt securities of the Corporation, shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any debt securities of the Corporation;

(B)	the most recent rating assigned by S&P or DBRS or Moody’s to any long-term debt securities of the Corporation (other than commercial paper) shall have been downgraded by one or more rating levels (e.g. from A+ to A or lower by S&P or from A (high) to A or lower by DBRS or from A1 to A2 or lower by Moody’s), or downgraded to a comparable degree in the event that the ratings or ratings categories at the time of the agreement to purchase as principal are different than those previously listed, provided that no previous public announcement was made by such rating service that such rating service had placed, as at the time such Dealer agreed to purchase such Note, under surveillance or review, with possible negative implications, its rating of such debt securities; or

(C)	the most recent rating assigned by S&P or DBRS or Moody’s to any long-term debt securities of the Corporation (other than commercial paper) shall have been downgraded by two or more rating levels (e.g. from A+ to A- or lower by S&P or from A (high) to A (low) or lower by DBRS or from A1 to A3 or lower by Moody’s), or downgraded to a comparable degree in the event that the ratings or ratings categories at the time of the agreement to purchase as principal are different than those previously listed.

For greater certainty, in this section changes in an agency’s outlook for the rating of the Corporation’s debt securities shall not be considered a change in degree. Notwithstanding the foregoing, a Dealer or U.S. Affiliate shall be obligated to take up and pay for all Notes purchased by such Dealer or U.S. Affiliate if any of the Notes so purchased are taken up and paid for by such Dealer or such Dealer’s U.S. Affiliate.

14.	Term

The term of this Agreement shall expire on the date that is twenty-five months from the date the receipt for the Canadian Base Prospectus is issued by the OSC pursuant to the Securities Act (Ontario) and as principal regulator pursuant to National Policy 11-202 “Process for Prospectus Reviews in Multiple Jurisdictions”.

15.	Obligations of Dealers

The Corporation agrees that the obligations of the Dealers hereunder are several and not joint or joint and several.

16.	Notice

Any notice or other communication to be given hereunder shall, in the case of notice to the Corporation, be addressed to:

483 Bay Street

15th Floor, North Tower

Toronto, Ontario

M5G 2P5

Attention: General Counsel

Facsimile: (416) 345-6056

with a copy to (but which shall not constitute notice):

Osler, Hoskin & Harcourt LLP

Box 50, 1 First Canadian Place

100 King Street West, Suite 6100

Toronto, Ontario

M5X 1B8

Attention: Steve Smith and Michael Innes

Facsimile: (416) 862-6666

And to the Dealers:

BMO Nesbitt Burns Inc.

3rd Floor Podium, 1 First Canadian Place

100 King Street West

Toronto, Ontario

M5X 1H3

Attention: Grant Williams

Facsimile: (416) 359-1636

Casgrain & Company Limited

1200 McGill College Avenue, 21st Floor

Montreal, Québec

H3B 4G7

Attention: Stephen McHarg

Facsimile: (514) 871-1943

CIBC World Markets Inc.

Brookfield Place

5th Floor

161 Bay Street

Toronto, Ontario

M5J 2S8

Attention: Scott Burrows

Facsimile: (416) 594-7760

Desjardins Securities Inc.

25 York Street

Suite 1000

Toronto, Ontario

M5J 2V5

Attention: Ryan Godfrey

Facsimile: (416) 867-1490

HSBC Securities (Canada) Inc.

8th Floor

70 York Street

Toronto, Ontario

M5J 1S9

Attention: David Loh

Facsimile: (416) 868-1036

Laurentian Bank Securities Inc.

130 Adelaide Street West

3rd Floor

Toronto, Ontario

M5H 3P5

Attention: Tom Berky

Facsimile: (416) 865-5694

National Bank Financial Inc.

130 King Street West

4th Floor Podium

Toronto, Ontario

M5X 1J9

Attention: James (Jason) Stewart

Facsimile: (416) 869-8648

RBC Dominion Securities Inc.

200 Bay Street

Royal Bank Plaza, North Tower

2nd Floor

Toronto, Ontario

M5J 2W7

Attention: Robert Brown

Facsimile: (416) 842-7777

Scotia Capital Inc.

68th Floor

40 King Street West

P.O. Box 4085

Station A

Toronto, Ontario

M5W 2X6

Attention: Murray Neal

Facsimile: (416) 863-7527

TD Securities Inc.

Ernst & Young Tower

222 Bay Street

7th Floor

Toronto, Ontario

M5K 1A2

Attention: Patrick Scace

Facsimile: (416) 308-3715

with a copy to (but which shall not constitute notice):

Blake, Cassels & Graydon LLP

199 Bay Street

Suite 4000, Commerce Court West

Toronto ON

M5L 1A9

Attention: Brendan Reay

Facsimile: (416) 863-2653

Skadden, Arps, Slate, Meagher & Flom LLP

222 Bay Street

Suite 1750

Toronto, Ontario

M5K 1JS

Attention: Riccardo Leofanti

Facsimile: (416) 777-4747

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by facsimile (with receipt confirmed) and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a day that is a Business Day and before 5:00 p.m. (Toronto time) on such Business Day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following Business Day. Any party may change its address for notice by notice to the other parties given in the manner herein provided.

17.	Expenses

The parties hereto agree that the Corporation shall bear (a) all filing fees payable, (b) the Dealers’ reasonable out-of-pocket expenses, and (c) the cost of all reasonable legal fees of the Dealers payable to the Dealers’ Counsel and any other local legal counsel retained by the Dealers outside Canada or the United States, in each case in connection with or relating to: (i) the preparation of this Agreement and the preparation and filing of the Canadian Base Prospectus, the U.S. Base Prospectus, the Registration Statement, any Prospectus Amendment and any Prospectus Supplement (other than in respect of a Tranche of Notes); (ii) the preparation and filing of any Prospectus Supplement (in respect of a Tranche of Notes), any Pricing Supplement, any U.S. Private Placement Memorandum (as defined below) and any other document required for the issuance, Distribution, offering and sale of any Tranche of Notes in Canada, the United States or any other jurisdiction as contemplated herein; and (iii) the issuance, Distribution, offering and sale of any Tranche of Notes in Canada, the United States or any other jurisdiction as contemplated herein, provided that the Dealers are acting as agents in connection with the offering and sale of any such Tranche of Notes. In the event that the Dealers are purchasing the Notes as principal on an underwritten basis in respect of a particular Tranche of Notes, the Dealers shall bear all of their own costs and expenses in respect of such Tranche, including the costs and expenses of the Dealers’ Counsel and any other local legal counsel retained by the Dealers outside Canada or the United States.

18.	Survival

All of the representations, warranties and indemnities of the Corporation, the provisions of paragraphs 4, 9, 10 and 13 hereof and all provisions relating to the payment of Dealers’ commissions and expenses shall forever survive the termination or expiration of this Agreement.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the courts of such province shall have non-exclusive jurisdiction over any dispute hereunder.

20.	Arrangements Respecting U.S. Affiliates and Foreign Affiliates

The Corporation:

(a)	consents to the delivery of a copy of this Agreement to the U.S. Affiliates and Foreign Affiliates of the Dealers;

(b)	understands and acknowledges that the U.S. Affiliates and Foreign Affiliates of the Dealers are relying on the representations, warranties, covenants and indemnities of the Corporation contained herein and contemplated hereby (the “Provisions”);

(c)	acknowledges to the Dealers that the U.S. Affiliates and Foreign Affiliates of the Dealers will have the benefit of the Provisions;

(d)	confirms its agreement that the Dealers are acting as agents in respect of the Provisions for the U.S. Affiliates and Foreign Affiliates of the Dealers and each of their respective directors, officers, employees and agents;

(e)	agrees that in the event of a breach of any of the Provisions, any of the U.S. Affiliates and Foreign Affiliates of the Dealers shall be entitled, if so permitted by the Dealers, to carry out on its own behalf all suits as may be permitted by applicable law to pursue to final legal disposition its claim in respect of the breach provided that, without limiting any other defences which it may have, the Corporation shall be entitled to such defences, in respect of any such suit, arising out of any action or failure to act of a U.S. Affiliate or Foreign Affiliate of the Dealer as the Corporation would have if such action had been commenced, and such action or failure to act had been on the part of, a Dealer; and

(f)	agrees that the rights and remedies of the U.S. Affiliates and Foreign Affiliates of the Dealers and the Dealers set forth in this Section are not exclusive of any other rights or remedies which they would otherwise have.

21.	Dealer Liability for U.S. Affiliates, Foreign Affiliates; Selling Firms

Each of the Dealers:

(a)	agrees that it will deliver a copy of this Agreement to its U.S. Affiliates who participate in an offering of Notes, its Foreign Affiliates who participate in an offering of Notes and any Selling Firm appointed by it and approved by the Corporation under this Agreement for an offering of Notes;

(b)	agrees that it will obtain the agreement in favour of the Corporation of such U.S. Affiliates and such Foreign Affiliates, and any such Selling Firm appointed by it and approved by the Corporation under this Agreement, to abide by the terms and conditions of this Agreement (with such modifications as may be agreed to by the Selling Firm and the Corporation) as if they were a party hereto as a Dealer;

(c)	agrees that it will be liable to the Corporation for any breach of this Agreement by its U.S. Affiliates or its Foreign Affiliates; and

(d)	agrees that the rights and remedies of the Corporation under this Agreement in respect of its U.S. Affiliates and its Foreign Affiliates are not exclusive of any other rights or remedies which the Corporation may otherwise have for a breach of this Agreement by such persons.

22.	No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) any purchase and sale of Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Dealers, on the other hand, (b) no Dealer has assumed or will assume an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Dealer has advised or is currently advising the Corporation on other matters) and no Dealer has any obligation to the Corporation with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (c) the Dealers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (d) the Dealers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

23.	Counterparts

This Agreement may be executed in several counterparts and delivered by facsimile or via portable document format, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

24.	Time of the Essence

In all respects, time shall be of the essence hereof.

25.	Enurement; Third Party Beneficiaries

The terms and provisions of this Agreement shall be binding upon and shall enure to the benefit of the Corporation, the Dealers and their respective successors and permitted assigns; provided that, except as provided herein, this Agreement shall not be assignable by any Dealer without the prior written consent of the Corporation or by the Corporation without the prior written consent of the Dealers. The Corporation further agrees for the benefit of, and acknowledges that the provisions of paragraphs 9 and 10 hereof shall also enure to the benefit of, each of the Indemnified Parties, each of whom shall be entitled to rely upon such provisions fully as though he or she was a party hereto and have standing, in his or her sole discretion and his or her own name, to require the Corporation to perform its obligations and responsibilities thereunder, and to assert and protect his or her rights hereunder, as and against the Corporation directly.

26.	Amendments or Waivers

No waiver, modification or amendment of any term of this Agreement shall be effective unless in writing.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

If the foregoing is in accordance with your understanding of the terms of the continuous offering program we are to enter into and if such terms are agreed to by you, please confirm your acceptance by signing this letter in the place indicated below, in which event this letter shall constitute a binding agreement between the Corporation and the Dealers.

Yours very truly,

BMO NESBITT BURNS INC.		CASGRAIN & COMPANY LIMITED

By:	/s/ Andrew Hainsworth	By:	/s/ Stephen McHarg
	Name: Andrew Hainsworth		Name: Stephen McHarg
	Title: Managing Director		Title: Vice-President & Associate Director

CIBC WORLD MARKETS INC.		DESJARDINS SECURITIES INC.

By:	/s/ David H. Williams	By:	/s/ Ryan Godfrey
	Name: David H. Williams		Name: Ryan Godfrey
	Title: Managing Director		Title: Director

HSBC SECURITIES (CANADA) INC.		LAURENTIAN BANK SECURITIES INC.

By:	/s/ Robert A. Buttke	By:	/s/ Thomas Berky
	Name: Robert A. Buttke		Name: Thomas Berky
	Title: Managing Director		Title: Vice President & Director

NATIONAL BANK FINANCIAL INC.		RBC DOMINION SECURITIES INC.

By:	/s/ James K. (Jason) Stewart	By:	/s/ Robert M. Brown
	Name: James K. (Jason) Stewart		Name: Robert M. Brown
	Title: Managing Director		Title: Managing Director

SCOTIA CAPITAL INC.		TD SECURITIES INC.

By:	/s/ Murray Neal	By:	/s/ Patrick Scace
	Name: Murray Neal		Name: Patrick Scace
	Title: Managing Director		Title: Managing Director

The foregoing accurately reflects the terms of the continuous offering program we are to enter into and such terms are hereby agreed to by the Corporation as evidenced by the signature of its duly authorized officer on its behalf.

DATED at Toronto, this 4th day of September, 2013.

HYDRO ONE INC.

By:	/s/ Sandy Struthers
Name: Sandy Struthers
Title: Chief Administration Officer and Chief Financial Officer

EXHIBIT A

Commission Rates

The following sets out the commission rates which will apply in connection with the sale of Notes by the Dealer or Dealers, as agents or as principal, unless the Corporation and the Dealer or Dealers, as applicable, otherwise agree:

Term of Note	Agency Rate	Underwriting Rate
1 year up to but excluding 2 years	0.15%	0.200%
2 years up to but excluding 3 years	0.20%	0.250%
3 years up to but excluding 4 years	0.25%	0.375%
4 years up to but excluding 5 years	0.30%	0.500%
5 years up to but excluding 6 years	0.35%	0.625%
6 years up to but excluding 7 years	0.35%	0.650%
7 years up to but excluding 8 years	0.37%	0.650%
8 years up to but excluding 10 years	0.40%	0.700%
10 years up to but excluding 11 years	0.40%	0.750%
11 years up to but excluding 16 years	0.45%	0.750%
16 years and up	0.50%	0.900%

EXHIBIT B

Operating Procedures

The following outlines the procedures by which the Corporation intends from time to time to sell the Notes through the Dealers acting as agents of the Corporation or as principals for resale pursuant to the Agreement. All operating procedures will be carried out in accordance with National Instrument 44-102. Capitalized terms used herein have the same meanings ascribed thereto in the Agreement, unless otherwise defined herein.

A.	General

1.	On any morning at the commencement of business, the Corporation may establish, in consultation with the Dealers or any of them for the current Business Day, an appropriate rate and pricing structure for the Notes to be sold by the Dealers within a defined time frame pursuant to the Agreement and the Corporation’s requirement for funds (including the term or terms required and other variable terms and conditions (collectively, the “Other Terms and Conditions”) of the Notes as permitted by the Canadian Base Prospectus and U.S. Base Prospectus, as amended or supplemented, to be raised by the sale of the Notes. At the Corporation’s sole discretion, the rate and pricing structure and requirement for funds so established will be based upon market conditions and the Corporation’s current and prospective fund requirements. The Corporation and the Dealers participating in an offering of a particular Tranche of Notes shall determine whether all or a portion of any Tranche of Notes may be offered or sold in the United States and, if so, whether all such Notes offered and sold in the United States shall be offered and sold in a Registered U.S. Offering or in an Unregistered U.S. Offering.

2.	The rate and pricing structure, the Other Terms and Conditions and requirement for funds so established will prevail for each Dealer for and during the Business Day and will not be adjusted unless the Corporation, in its sole and absolute discretion, determines that an adjustment is desirable and notifies each Dealer of the adjustment. The Corporation may consult with the Dealers or any of them concerning the desirability of an adjustment in the rate and pricing structure, the Other Terms and Conditions or in the requirement for funds. Also, a Dealer will advise the Corporation at any time during any Business Day if the Dealer believes an immediate adjustment in the Corporation’s rate and pricing structure, the Other Terms and Conditions or requirement for funds is desirable.

3.	Whenever a Dealer obtains a firm offer to purchase a Note at the prevailing rate and pricing structure, on the prevailing Other Terms and Conditions and within the confines of the Corporation’s prevailing requirement for funds, the Dealer will telephone or otherwise contact the Corporation to determine whether the Corporation in fact still requires funds and, if it does, the Corporation will confirm by telephone or otherwise that the Dealer may accept such offer as agent on behalf of the Corporation (with commissions as determined in accordance with Exhibit A or as mutually agreed upon by the Dealer and the Corporation) or may acquire the Note as principal on terms (including price and commissions, if any) then mutually agreed upon by the Dealer and the Corporation for resale by the Dealer.

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4.	Whenever a Dealer obtains a firm offer to purchase a Note at other than the prevailing rate and pricing structure and/or not within the confines of the Other Terms and Conditions, and/or not within the confines of the Corporation’s prevailing requirement for funds, the Dealer will inform the Corporation of that offer and will discuss with the Corporation the advisability of accepting that offer prior to accepting that offer.

5.	Unless otherwise agreed to by the Dealer and the Corporation, all orders accepted by the Corporation on a particular date (the “Trade Date”) will be settled on the third Business Day following the Trade Date or such other Business Day as the parties may mutually agree upon (the “Settlement Date”).

6.	Any Note (a “Book-Entry Only Note”) is to be issued in accordance with Part B of these Operating Procedures entitled “Book-Entry Only Notes”, unless the issuance of Notes in definitive form (“Certificated Notes”) is, subject to the provisions of the Trust Indenture, agreed to in advance by the Corporation and the Dealers and so indicated in the applicable Prospectus Supplement or Pricing Supplement. Settlement procedures with respect to Book-Entry Only Notes will be as set forth in such Part B.

7.	The Corporation will make all necessary filing of Prospectus Supplement(s) and Pricing Supplement(s) and other documents required to be filed with the applicable securities regulatory authorities pursuant to National Instrument 44-102 and Canadian securities laws, and, if applicable, with the SEC and state securities regulators in the case of a Registered U.S. Offering or an Unregistered U.S. Offering, in connection with the offer and sale of the Notes and will remit all fees payable to such securities regulatory authorities.

B.	Book-Entry Only Notes

1.	Unless otherwise agreed to between the Corporation and the Dealer, each Book-Entry Only Note will be registered in the name of CDS & Co., as nominee for CDS Clearing and Depository Services Inc. (“CDS”) as depository, or registered in such other nominee name as may be specified by CDS, on the debt securities register maintained under the Trust Indenture. The beneficial owner of an interest in a Book-Entry Only Note (each, a “Book-Entry Interest”) will designate one or more participants in CDS to act as agent or agents for such owner in connection with the book-entry system maintained by CDS, and CDS will record in book-entry form, in accordance with instructions provided by such participants, a credit balance with respect to such Book-Entry Interest in the account of such participants. The Book-Entry Interest will be recorded through the records of such participants or through the separate records of such participants and one or more indirect participants in CDS. Where CDS acts as primary depositary for a Book-Entry Only Note as outlined above, to the extent the Corporation requests, the Dealers shall take such commercially reasonable action as is necessary to assist the Corporation to ensure that, by the Settlement Date, Book-Entry Interests in the Book-Entry Only Note can be held by The Depositary Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in each case as participants in CDS, and will deliver to CDS, DTC, Euroclear and Clearstream, Luxembourg such information as they may reasonably require in connection therewith.

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2.	The receipt of immediately available funds by the Corporation in payment for Book-Entry Interests and the authentication and issuance of the Book-Entry Only Note representing such Book-Entry Interests will constitute “Settlement”.

3.	Settlement procedures with regard to each Book-Entry Only Note sold by a Dealer will be as set forth below:

(a)	The Dealer will verbally advise the Corporation of so much of the following information as is available immediately following the acceptance of any offer by the Dealer acting as agent on behalf of the Corporation or acting as principal, and all of the following information (the “Settlement Information”) will be confirmed in writing pursuant to the timetable for Settlement set forth below:

(i)	principal amount and currency of the Book-Entry Interest;

(ii)	in the case of a Note with a fixed interest rate (“Fixed Rate Note”), the interest rate and interest payment dates, or in the case of a Note with a variable interest rate, the initial interest rate, the interest reset period, the interest reset dates, the interest payment period, the interest payment dates, the interest rate base, index maturity and spread or spread multiplier, if any, and, if applicable, the minimum interest rate and maximum interest rate;

(iii)	Settlement Date;

(iv)	maturity date;

(v)	price;

(vi)	net proceeds;

(vii)	spread versus comparable benchmark;

(viii)	Trade Date;

(ix)	FINS Number(s) (the CDS Participant Number(s) of the participant(s) through which the customer will hold the Book-Entry Interest);

(x)	Dealer’s commission; and

(xi)	jurisdiction(s) of sale.

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(b)	After receiving the final pricing information from the Dealer, the Corporation will complete and deliver (via electronic mail being acceptable) to the Dealer or its counsel all applicable Prospectus Supplements or Pricing Supplements: in the case of BMO Nesbitt Burns Inc. at fax: (416) 359-1636 or e-mail: grant.williams@bmo.com, Attention: Grant Williams; in the case of Casgrain & Company Limited, at fax: (514) 871-1943 or e-mail: smcharg@casgrain.ca, Attention: Stephen McHarg; in the case of CIBC World Markets Inc. at fax: (416) 594-7760 or e-mail: scott.burrows@cibc.ca, Attention: Scott Burrows; in the case of Desjardins Securities Inc. at fax: (416) 867-1490 or e-mail: ryan.godfrey@vmd.desjardins.com, Attention: Ryan Godfrey; in the case of HSBC Securities (Canada) Inc. at fax: (416) 868-1036 or e-mail: david.w.loh@hsbc.ca, Attention: David Loh; in the case of Laurentian Bank Securities Inc. at fax: (416) 865-5694 or e-mail: berkyt@lb-securities.ca, Attention: Tom Berky; in the case of National Bank Financial Inc. at fax: (416) 869-8648 or e-mail: jason.stewart@nbc.ca, Attention: James (Jason) Stewart; in the case of RBC Dominion Securities Inc. at fax: (416) 842-7777 or e-mail: rob.brown@rbccm.com, Attention: Robert Brown; in the case of Scotia Capital Inc. at fax: (416) 863-7527 or e-mail: murray_neal@scotiacapital.com, Attention: Murray Neal; and in the case of TD Securities Inc. at fax: (416) 308-3715 or e-mail: patrick.scace@tdsecurities.com, Attention: Patrick Scace, relating to the Book-Entry Only Note to be sold in accordance with such Settlement Information. The Dealer will deliver the Canadian Base Prospectus and the U.S. Base Prospectus, as amended or supplemented (which for clarity includes any applicable Prospectus Supplement or Pricing Supplement) to the purchaser of each Book-Entry Interest by the end of the second Business Day following the Trade Date, provided that the Corporation has delivered the applicable Prospectus Supplement or Pricing Supplement to the Dealer or its counsel.

(c)	The Corporation will assign a CUSIP number to the Book-Entry Only Note representing such Book-Entry Interest and will forward copies of the Canadian Prospectus Supplement(s) or Canadian Pricing Supplement(s) to CDS via facsimile or other form of electronic transmission and request activation of the CUSIP number.

(d)	After receiving all of the Settlement Information from the Dealers participating in the sale of the Book-Entry Only Note, the Corporation will communicate via facsimile or other form of electronic transmission, to CDS and to the Trustee, all of the Settlement Information.

(e)	The Corporation will prepare and execute a Book-Entry Only Note in the form that has been agreed upon by the Corporation and the Trustee.

(f)	The Trustee will confirm and authenticate the Book-Entry Only Note and deliver to the Dealer for delivery to CDS on the Settlement Date.

(g)	The Dealer will deliver each Book-Entry Only Note to CDS and CDS will credit such Book-Entry Interest to the appropriate participant account(s) maintained by CDS. The Dealer will provide the Corporation with written confirmation that such delivery has been made.

(h)	Each Dealer will deliver, by electronic funds transfer, the amount in respect of such Book-Entry Interest to the designated account of the Corporation for funds available for immediate use, net of the appropriate commissions, and provide the Corporation with a reference or tracing number. In the event such amount has not been received in the designated account of the Corporation by 10:00 a.m. (Toronto time) on the Settlement Date, the Corporation will be compensated by the Dealer for its cost of funds incurred as a result of the delay as such amount is determined by the Corporation acting reasonably, for the period from and including the Settlement Date to and including the date the amount is received in the account.

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(i)	The Dealer will confirm the purchase of each Book-Entry Interest to the purchaser thereof by mailing a written confirmation to such purchaser.

For offers accepted by the Corporation (or as provided above, by a Dealer on behalf of the Corporation), Settlement Procedures 3(a) through 3(i) above will occur no later than the respective times (Toronto time) listed below:

Settlement Procedure	Time

3(a)	9:00 a.m. on the Business Day following the Trade Date
3(b) – 3(c)	9:00 a.m. on the second Business Day following the Trade Date
3(d)	1:00 p.m. on the second Business Day following the Trade Date
3(e) – 3(f) – 3(g) – 3(h) – 3(i)	9:00 a.m. on the Settlement Date

4.	If Settlement of a Book-Entry Only Note is rescheduled or cancelled, the Corporation will deliver to CDS and the Trustee a cancellation message to such effect by no later than 10:00 a.m. (Toronto time) on the Business Day immediately preceding the scheduled Settlement Date. If a Book-Entry Only Note is cancelled, the Trustee will mark such Book-Entry Only Note “void and cancelled”, and make appropriate entries in its records. The CUSIP number assigned to such Book-Entry Only Note will, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned.

5.	Interest payments will be made by cheque or wire transfer, at the Corporation’s option, dated the date interest is payable (or by any other payment method as agreed upon between CDS and the Corporation) and delivered to CDS by the Corporation on or before the date interest is payable.

6.	On the day on which the principal amount of a Book-Entry Only Note is to be paid, the Corporation will make payment thereon to CDS. Book-Entry Only Notes will be delivered for repayment before 9:00 a.m. (Toronto time). Should a Book-Entry Only Note be received after 9:00 a.m. (Toronto time), the Corporation will use its best efforts to make payment on the same day. Should it not be possible to do so, payment will be made the next Business Day, exclusive of additional accrued interest. Should the maturity date not be a Business Day, such payment will be made on the next Business Day and the holder will not be entitled to any further interest.

C.	Certificated Notes

1.	The receipt of immediately available funds by the Corporation in payment for Certificated Notes and the authentication and issuance of the Certificated Notes shall constitute “Settlement”.

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2.	Settlement procedures with regard to each Certificated Note sold by a Dealer shall be as follows:

(a)	The Dealer will orally advise the Corporation of the following information (except the information referred to in (vi) if not available) immediately following the acceptance of any offer by the Dealers acting as agent on behalf of the Corporation or acting as principal and all of the following information shall be confirmed in writing by 1:00 p.m. on the Business Day following the Trade Date:

(i)	principal amount and currency or currencies of the Certificated Note;

(ii)	exact name in which the Certificated Note is to be registered (the “Registered Owner”);

(iii)	exact address of the Registered Owner and address for payment of principal and interest;

(iv)	splits;

(v)	delivery location;

(vi)	taxpayer identification number of the Registered Owner; and

(vii)	the information specified in paragraphs B.3(a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (x) and (xi) above (which information along with the information specified in paragraph C.2(a)(i) to (iv) above shall be deemed to be collectively the “Certificated Settlement Information” for all purposes in regard to the Certificated Notes).

(b)	After receiving the Certificated Settlement Information from the Dealers, the Corporation will complete and deliver to the Dealer or its counsel all applicable Prospectus Supplements or Pricing Supplements relating to the Certificated Notes to be sold in accordance with such Certificated Settlement Information.

The Prospectus Supplement(s) or Pricing Supplement(s) will be delivered (via electronic mail being acceptable) or faxed to the following contact at each of the Dealers if such a Dealer is a Dealer for the purpose of such issue or will deliver (via electronic mail being acceptable) to the Dealer’s counsel: in the case of BMO Nesbitt Burns Inc. at fax: (416) 359-1636 or e-mail: grant.williams@bmo.com, Attention: Grant Williams; in the case of Casgrain & Company Limited, at fax: (514) 871-1943 or e-mail: smcharg@casgrain.ca, Attention: Stephen McHarg; in the case of CIBC World Markets Inc. at fax: (416) 594-7760 or e-mail: scott.burrows@cibc.ca, Attention: Scott Burrows; in the case of Desjardins Securities Inc. at fax: (416) 867-1490 or e-mail: ryan.godfrey@vmd.desjardins.com, Attention: Ryan Godfrey; in the case of HSBC Securities (Canada) Inc. at fax: (416) 868-1036 or e-mail: david.w.loh@hsbc.ca, Attention: David Loh; in the case of Laurentian Bank Securities Inc. at fax: (416) 865-5694 or e-mail: berkyt@lb-securities.ca, Attention: Tom Berky; in the case of National Bank Financial Inc. at fax: (416) 869-8648 or e-mail: jason.stewart@nbc.ca, Attention: James (Jason) Stewart; in the case of RBC Dominion Securities Inc. at fax: (416) 842-7777 or e-mail: rob.brown@rbccm.com, Attention: Robert Brown; in the case of Scotia Capital Inc. at fax: (416) 863-7527 or e-mail: murray_neal@scotiacapital.com, Attention: Murray Neal; and in the case of TD Securities Inc. at fax: (416) 308-3715 or e-mail: patrick.scace@tdsecurities.com, Attention: Patrick Scace. The Dealer will deliver the Canadian Base Prospectus and the U.S. Base Prospectus, as amended or supplemented (which for clarity includes any applicable Prospectus Supplement or Pricing Supplement) to each purchaser of the Notes by the end of the second Business Day following the Trade Date, provided that the Corporation has delivered the applicable Prospectus Supplement or Pricing Supplement to the Dealer or its counsel.

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(c)	After receiving all of the Certificated Settlement Information from the relevant Dealer, the Corporation will communicate the Certificated Settlement Information to the Trustee and to the issuing agent if other than the Trustee, by 1:00 p.m. on the second Business Day following the Trade Date.

(d)	The Trustee or issuing agent, as applicable, will complete and distribute a pre-printed 4-ply Certificated Note packet (or a Certificated Note and three photocopies thereof) as follows:

(i)	the original Certificated Note (which in the case of the registered Certificated Notes will be registered in the name of the Registered Owner) to the Dealer;

(ii)	copy 1 to the Trustee;

(iii)	copy 2 to the Dealer; and

(iv)	copy 3 to the Corporation.

(e)	No later than 10:00 a.m. on the Settlement Date or such time on such other date as may be agreed to by the Corporation and the Dealer or Dealers in question to be the Settlement Date for the purpose of a specific issuance of a Certificated Note, the Trustee or issuing agent, as applicable, will make the Certificated Note available at its principal office in Toronto, Ontario or such other place or places (if any) which the Corporation may, with the approval of the Trustee, designate subject to the provisions of the Trust Indenture. Each Dealer will deliver, by electronic funds transfer, the amount in respect of such Certificated Note to the designated account of the Corporation for funds available for immediate use, net of the appropriate commissions and provide the Corporation with a reference or tracing number. The Dealers will arrange to settle the transaction prior to 12:00 p.m. on the Settlement Date. If the Dealer does not settle the transaction prior to 12:00 p.m. on the Settlement Date the transaction shall not settle until the next Business Day in Toronto, Ontario and the Corporation shall be compensated by the Dealer for its cost of funds incurred as a result of the delay in Settlement based on the interest rate or yield determined and calculated in the manner provided in the Notes, for the period from but not including the Settlement Date to and including the date the transaction settles.

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3.	For each Certificated Note the Dealer will provide the exact address of the Registered Owner and address for payment of interest. Interest payments shall be made by cheque dated the date interest is payable and mailed to the Registered Owner at least five Business Days prior to the applicable interest payment date.

4.	On the day on which the principal amount of a Certificated Note is to be paid, the paying agent in the Note will make payment thereon, at any branch of the paying agent designated in the Note, to the payee named in the Certificated Note or the appropriate holder thereof (in the case of a Certificated Note which is payable to the order of a named payee) against presentation and surrender of the Certificated Note unless otherwise specified in such Certificated Note or otherwise agreed to by the Corporation, the Trustee, the paying agent and the payee.

These operating procedures shall stay in effect until such time as the Corporation and the Dealers agree that revisions to the procedures are desirable.

EXHIBIT C

Additional Procedures for Unregistered U.S. Offerings

1.	The Corporation represents, warrants, covenants and agrees to and with the Dealers that, with respect to the Tranche of Notes to be offered and sold in the United States in an Unregistered U.S. Offering:

(a)	The Corporation is a “foreign issuer” within the meaning of Regulation S and reasonably believes that there is no “substantial U.S. market interest” in its debt securities within the meaning of Regulation S;

(b)	Except with respect to offers and sales to Qualified Institutional Buyers (as defined in Rule 144A) in reliance upon the exemption from registration under Rule 144A, if available, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Dealers, the U.S. Affiliates, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make: (i) any offer to sell, or any solicitation of an offer to buy, any Notes to or for the benefit of a person in the United States; or (ii) any sale of Notes unless, at the time the buy order was or will have been originated: (A) the purchaser is outside the United States and such sale is made in accordance with Regulation S; or (B) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

(c)	None of the Corporation, its affiliates or any person acting on its or their behalf (other than the Dealers, any members of the selling group formed by them and their respective affiliates, in respect of whom the Corporation makes no representation or warranty) has engaged or will engage in any “directed selling efforts” (within the meaning of Regulation S) in the United States or has engaged or will engage in any form of “general solicitation” or “general advertising” (as each term is used in Regulation D under the 1933 Act (“Regulation D”)) with respect to the offer or sale of the Notes in the United States.

(d)	So long as any Notes which have been sold in the United States in reliance upon Rule 144A are outstanding, are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and are eligible for resale pursuant to Rule 144A pursuant to all conditions and requirements other than those relating to the availability of information regarding the Corporation, it shall either:

(i)	furnish to the SEC all information required to be furnished in accordance with Rule 12g3-2(b) under the 1934 Act;

(ii)	file reports and other information with the SEC under Section 13 or 15(d) of the 1934 Act; or

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(iii)	in the event it is exempt from reporting pursuant to Rule 12g3-2(b) under the 1934 Act or is not subject to Section 13 or 15(d) of the 1934 Act, furnish to any holder of the Notes and any prospective purchaser of the Notes designated by such holder, upon request of such holder or prospective purchaser, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act (so long as such requirement is necessary in order to permit holders of the Notes to effect resales under Rule 144A).

(e)	The Corporation is not now, and as a result of the sale of the Notes contemplated hereby will not be, an “investment company” as defined in the Investment Company Act.

(f)	The purchased Notes are not, and as of the Issuance Closing Date will not be, and no securities of the same class as the purchased Notes are or will be of the same class as, securities listed on the New York Stock Exchange or any other national securities exchanged registered under section 6 of the 1934 Act, or quoted in a U.S. automated inter-dealer quotation system.

2.	Each of the Dealers represents and warrants to and with the Corporation that:

(a)	It acknowledges that the Notes have not been and will not be registered under the 1933 Act or any U.S. state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act and state securities laws. It has not offered and sold, and will not offer and sell, any Notes except: (i) in an offshore transaction in accordance with Rule 903 of Regulation S; or (ii) in the United States to Qualified Institutional Buyers in transactions that are exempt from the registration requirements under the 1933 Act pursuant to Rule 144A, if available. It is acknowledged that Rule 144A is not be available in connection with any offers or sales of Notes made by the Corporation directly to a purchaser in the United States in circumstances where the Dealers are acting on an agency basis and do not first purchase the Notes as principal for resale. It is also acknowledged that Rule 144A is not available with respect to offers and sales of any Notes that, when issued, are of the same class as securities listed on the New York Stock Exchange or any other national securities exchanged registered under section 6 of the 1934 Act, or quoted in a U.S. automated inter-dealer quotation system.

(b)	Accordingly, neither the Dealer nor any of its affiliates nor any persons acting on their behalf, has made or will make: (i) except as provided in this Exhibit C, any offer to sell or any solicitation of an offer to buy, any Notes to any person in the United States, or (ii) except as provided in this Exhibit C, any sale of Notes to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Dealer, affiliate or person acting on its or their behalf reasonably believed that such purchaser was outside the United States, or (iii) any “directed selling efforts” (as defined in Regulation S) in the United States with respect to the Notes.

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(c)	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes, except with its affiliates, any selling group members or with the prior written consent of the Corporation.

3.	The Dealers shall require each U.S. Affiliate and selling group member to agree, for the benefit of the Corporation, to comply with, and shall use their best efforts to ensure that each U.S. Affiliate and selling group member complies with, the provisions of this Exhibit C as if such provisions applied to such U.S. Affiliate and selling group member.

4.	Each of the Dealers agrees with the Corporation that:

(a)	All Notes sold in the United States will be issued in fully registered form or in book-entry only form and issued in the form of fully registered global notes held by CDS.

(b)	All offers and sales of the Notes in the United States will be effected through the U.S. Affiliates or other broker-dealers duly registered under the 1934 Act and applicable state securities laws, provided that the Dealers may make offers of the Notes in the United States in accordance with Rule 15a-6 under the 1934 Act and all applicable state securities laws.

(c)	Any U.S. Affiliate selling Notes in the United States will be a Qualified Institutional Buyer.

(d)	It has not solicited and will not solicit, either directly or through its U.S. Affiliate, any offers for, or offer to sell, the Notes in the United States by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act.

(e)	It will solicit, and will cause its U.S. Affiliate to solicit, offers for the Notes in the United States only from, and will offer the Notes only to, persons it reasonably believes to be Qualified Institutional Buyers within the meaning of Rule 144A, in accordance with Rule 144A, if available. It also agrees that it will solicit offers for the Notes only from, and will offer the Notes only to, persons that in purchasing such Notes will be deemed to have represented and agreed as provided in the U.S. Private Placement Memorandum (as defined below).

(f)	It will inform, and cause its U.S. Affiliate to inform, all purchasers of the Notes in the United States that the Notes have not been and will not be registered under the 1933 Act and are being sold to them without registration under the 1933 Act in reliance on Rule 144A.

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(g)	The U.S. Private Placement Memorandum for the offering of the Notes in the United States shall contain disclosure in substantially the form set forth below (in addition to such other disclosure as may be agreed to by the Corporation and the Dealers):

“The Notes offered hereby have not been and will not be registered under the 1933 Act or applicable state securities laws and may not be offered or sold within the United States except that Notes may be offered or sold to Qualified Institutional Buyers pursuant to Rule 144A and applicable state securities laws. In addition, until 40 days after the commencement of the offering of Notes pursuant hereto, an offer or sale of Notes within the United States by any dealer whether or not participating in the offering may violate the registration requirements of the 1933 Act if such offer and sale is made otherwise than pursuant to Rule 144A under the 1933 Act and applicable state securities laws.

Each U.S. purchaser hereof will, by its purchase of such Notes, be deemed to have represented and agreed for the benefit of the Corporation, the Dealers and their U.S. Affiliates as follows:

(i)	it is authorized to consummate the purchase of the Notes;

(ii)	it is aware that the Notes have not been and will not be registered under the 1933 Act and the sale contemplated hereby is being made in reliance on Rule 144A;

(iii)	it is a Qualified Institutional Buyer and it is acquiring the Notes for its own account or for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Notes in violation of United States federal or state securities laws;

(iv)	it acknowledges that is has not purchased Notes as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v)	it understands that if it decides to offer, sell or otherwise transfer such Notes, such Notes may be offered, sold or otherwise transferred only (a) to the Corporation, (b) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, or (c) within the United States in accordance with: (x) Rule 144A to a person the seller reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available, and in each case in compliance with any applicable state securities laws in the United States or securities laws of any other jurisdiction;

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(vi)	unless otherwise agreed to by the Corporation, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, it understands that all Notes sold in the United States will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) WITHIN THE UNITED STATES, IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA (OR ANY SUCCESSOR REGISTRAR FOR THE SECURITIES REPRESENTED HEREBY) (THE “REGISTRAR”) UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND THE CORPORATION, (OR, IF REQUIRED BY THE REGISTRAR, AN OPINION OF COUNSEL SATISFACTORY TO THE REGISTRAR) TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;

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provided that, if any such Notes are being sold under clause (v)(b) above, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent for the Notes (or any successor registrar for the Notes), to the following effect (or as the Corporation may prescribe from time to time and, if required by the registrar, an opinion of counsel of recognized standing reasonably satisfactory to the registrar to the effect such legend can be removed):

“The undersigned (A) acknowledges that the sale of the                      Notes, represented by certificate numbers                     , to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (B) certifies that (1) it is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of Hydro One Inc., (2) the offer of such Notes was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, (3) neither the seller nor any person acting on its behalf engaged in any “directed selling efforts” in connection with the offer and sale of such Notes (as such term is defined in Regulation S under the 1933 Act), (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Notes are “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the Notes sold in reliance on Rule 904 of Regulation S under the 1933 Act with fungible unrestricted Notes, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.”;

provided, further, that, if any such Notes are being sold under clause (v)(c)(y) above, the legend may be removed by delivery to Computershare Trust Company of Canada, as registrar for the Notes (or any successor registrar) of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

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(vii)	it understands that the Notes sold in the United States as part of an issue which is book-entry only and issued in the form of fully registered global notes held by CDS Clearing and Depository Services Inc. or a successor depository in Canada will bear a different CUSIP number (the “Restricted CUSIP”) from the CUSIP number (the “Canadian CUSIP”) borne by Notes of the same issue sold in Canada, provided that, if any such securities are being sold under clause (v)(b) above, the Restricted CUSIP may be replaced with the Canadian CUSIP by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent for the Notes, in the form set forth above or in such other form and with such other supporting documentation as the Corporation and/or the registrar for the Notes may from time to time prescribe; and, provided further, that, if any such securities are being sold under subclause (v)(c)(y) above, the Restricted CUSIP may be replaced with the Canadian CUSIP by delivery to Computershare Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such Notes may be resold under Rule 144 and under applicable requirements of the 1933 Act or state securities laws;

(viii)	it understands and acknowledges that the Corporation (a) is not obligated to remain a “foreign issuer” within the meaning of Regulation S, (b) may not, at the time the Notes are resold by it or at any other time, be a foreign issuer, and (c) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer;

(ix)	it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Notes in order to implement the restrictions on transfer set forth and described herein; and

(x)	if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver, file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the ownership of the Notes.”

Each Dealer agrees that:

(a)	It will deliver to offerees, with respect to any Notes offered or sold in the United States, prior to such offeree’s purchase of any Notes, a copy of the private placement memorandum, including (i) the Canadian Prospectus relating to the Notes, (ii) the documents incorporated therein by reference and (iii) a U.S. covering memorandum containing disclosure relating to the U.S. offering (collectively, the “U.S. Private Placement Memorandum”).

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(b)	At each Issuance Closing Date in respect of which offers and sales of Notes have been made in the United States, each Dealer selling Notes in the United States, together with its U.S. Affiliate, will provide a certificate, substantially in the form of Annex 1 to this Exhibit C, relating to the manner of the offer and sale of the Notes in the United States.

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Annex 1 to Exhibit C

Dealers’ Certificate

In connection with offers and sales in the United States, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), if available, of unsecured medium term notes (the “Notes”) of Hydro One Inc. (the “Company”) pursuant to the Dealer Agreement dated as of September 4, 2013 among the Company and the dealers party thereto (the “Dealer Agreement”), the undersigned [INSERT NAME OF DEALER] (the “Dealer”) and [INSERT NAME OF U.S. AFFILIATE], in its capacity as agent in the United States for the Dealer (the “U.S. Affiliate”), each hereby certifies that:

(a)	the U.S. Affiliate is a duly registered broker or dealer with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the United States Securities and Exchange Commission (the “SEC”) and is in good standing with FINRA and the SEC on the date hereof;

(b)	all offers and sales of the Notes in the United States have been conducted by us in accordance with the terms of the Dealer Agreement;

(c)	each offeree in the United States was provided, prior to time of such offeree’s purchase of any Notes, with a copy of the U.S. Private Placement Memorandum, including the final Canadian prospectus and the documents incorporated by reference therein and no other written material was used in connection with the offer or sale of the Notes in the United States;

(d)	immediately prior to our transmitting the U.S. Private Placement Memorandum to offerees in the United States, we had reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer (as defined in Rule 144A under the 1933 Act), and on the date hereof, we continue to believe that each such offeree is a Qualified Institutional Buyer; and

(e)	no form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the 1933 Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Notes in the United States.

Terms used in this certificate have the meanings given to them in the Dealer Agreement unless otherwise defined herein.

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Dated this          day of                     , 201    .

[INSERT NAME OF DEALER]		[INSERT NAME OF U.S. AFFILIATE]

By:		By:
	Name: Title:		Name: Title: